LEASE AGREEMENT

BASIC LEASE PROVISIONS (“Basic Lease Provisions”):

ITEM 1:	This Lease Agreement ("Lease") is made and entered into as of the 1st day of May, 2017, between Lessor and Lessee herein below named.

ITEM 2:	Lessor Name:	Radler Limited Partnership
	Address:	5825 North Sam Houston Parkway West, Suite 100 Houston, Texas 77086

	Federal Employee ID No.:	76-0624929

Address for payment
	and notices:	Same as above.

	Lessee Name:	iRhythm Technologies, Inc., a Delaware corporation
	Doing Business as:	Not Applicable
	Address:	5775 North Sam Houston Parkway West, Suite 200 Houston, Texas 77086

	Federal Emp. ID No.:	20-8149544

Lessee Address for
	billings:	650 Townsend Street, Suite 500 San Francisco, CA 94103 Attn: CFO
Lessee Address for
	notices:	650 Townsend Street, Suite 500 San Francisco, CA 94103 Attn: Chief Financial Officer & 2 Marriott Drive Lincolnshire, FL 60069 Attn: Legal Department

ITEM 3:	Building Complex Name:	Beltway Lakes
	Building Name:	Beltway Lakes III
	Building Address:	5775 North Sam Houston Parkway West
Houston, Texas 77086
	Relevant County:	Harris County, Texas

ITEM 4:	Premises: Suite No. 200; Floor 2nd
Premises Net Rentable Area: 20,276 square feet
	Parking Spaces: (a)	Unreserved:	90 Spaces (Total)
	(b)	Reserved:	Up to 20 Spaces (out of the unreserved and exercisable at any time)

ITEM 5:	(a)	Total Net Rentable Area of Building:	257,237 square feet
	(b)	Lessee's Building Expense Percentage:	7.8%

ITEM 6:	(a)	Base Monthly Rental:

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Beginning Month #	Ending Month #	Base Rent Rate/Year /SF	Total Base Rent Per Month
1	4	$10.78	$18,214.60
5	16	$18.50	$31,258.80
17	28	$18.96	$32,040.30
29	40	$19.44	$32,841.30
41	52	$19.92	$33,662.30
53	64	$20.42	$34,503.90
65	76	$20.93	$35,366.50
77	88	$21.45	$36,250.70
89	100	$21.99	$37,156.90
101	112	$22.54	$38,085.90
113	124	$23.10	$39,038.00

(b)	Parking Space Rent (per space per month):
Reserved:	$75.00 plus tax
Unreserved:	$45.00 plus tax (Abated)
(c)	First month's rent and additional rent for: The first full calendar month of the Term
Due on Lease execution: $45,620.97
(d)	Next Monthly Rent Due: The first day of the second full calendar month of the Term
(e)	Initial Monthly Estimated Additional Rent Payment for Building Operating Expenses: $14,166.67

ITEM 7:	(a)	Anticipated Commencement Date:	July 15, 2017
(b)	Term:	124 months (plus any partial month of commencement, if any)
(c)	Projected Expiration Date:	November 30, 2027

ITEM 8:	Security Deposit:	$45,620.97

ITEM 9:	Broker(s):	Lessor’s Broker:	None
Lessee’s Broker:	Proximity Real Estate Advisors, LLC.

ITEM 10:	(a)	Guarantor:	Corporate Guarantee Not Applicable.
Form of Guaranty - Exhibit “M”
(b)	Letter of Credit:	Not Applicable
Form of Letter of Credit - Exhibit “N”

ITEM 11:	Permitted Office Use: General Executive Office, including clinical operations (but excluding direct patient care) administration, and IT support

ITEM 12:	Normal Building Operating Hours:
	Monday - Friday:	7:00 a.m. to 6:00 p.m.
	Saturday:	8:00 a.m. to 12:00 p.m.

ITEM 13:	Allotted Number of Keys: 3 Access Cards: 90

This Lease Agreement consists of 55 Articles on 30 pages, plus Exhibits A, B, C, D, E, F, G, H, I, J, K, L, M and N.

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ARTICLE 1.

Premises

1.1Demise; Description of Premises.  In consideration of the covenant of that party set forth as Lessee in Item 2 of the Basic Lease Provisions (“Lessee”) to pay rent as herein provided, and in consideration of the observance and performance by Lessee of other terms, provisions and covenants hereof, that party set forth as Lessor in Item 2 of the Basic Lease Provisions (“Lessor”) hereby leases, demises and lets to Lessee, and Lessee does hereby lease and take from Lessor that certain space described in Item 4 of the Basic Lease Provisions, located in the building described in Item 3 of the Basic Lease Provisions (hereinafter called the "Building").  The Building is an office building that contains approximately 257,237 square feet of Net Rentable Area, and is located on that certain tract or parcel of land located in the Relevant County referenced in Item 3 of the Basic Lease Provisions, as is more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Land").  The space hereby leased in the Building is hereinafter called the "Premises", is identified on the floor plan marked Exhibit "B" attached hereto and made a part hereof for all purposes, and is leased and taken subject to all liens, covenants, easements, agreements and restrictions of record and all applicable laws, ordinances, statutes and governmental regulations.  All terms used in this Lease and that are listed in the Basic Lease Provisions have the meaning given them in the Basic Lease Provisions when used anywhere in this Lease or any referenced exhibit or attachment, and are as much a substantive part of this Lease as any other clause. If there is any conflict between the Basic Lease Provisions and the remainder of the Lease, the remainder of the Lease shall control for all purposes.

ARTICLE 2.

Term

2.1Term.  This Lease is for a term (the “Term”) set forth in Item 7(b) of the Basic Lease Provisions, commencing on the later to occur of (i) the Anticipated Commencement Date set forth in Item 7(a) of the Basic Lease Provisions (as extended, if extended, under the terms of this Lease), or (ii) the date by which Lessor has delivered the Premises to Lessee in the required condition (such later date, as and if extended pursuant to Section 2.2 hereof, being herein called the "Commencement Date"). If the Commencement Date is not on the first of a calendar month, then the Term is deemed extended to include any partial calendar month between the Commencement Date and the first of the following calendar month, and the period referenced in Item 7(b) of the Basic Lease Provisions will begin on the first of that following calendar month.  This Lease shall expire at midnight on the last day of the Term as so defined, unless earlier terminated as herein provided herein; provided, however the Term may be extended pursuant to the Renewal Options set forth in Exhibit “F” hereof.  Upon the exercise by Lessee of a Renewal Option or the commencement of the Extended Term, as applicable, all references to the "Lease Term" in this Lease shall be deemed to include the Extended Term or Renewal Term, as applicable, and all references to the "Expiration Date" shall be deemed to be the last day of the Extended Term or Renewal Term, as applicable.  From and after the date of Substantial Completion (as such term is defined in Exhibit “C” to this Lease), Lessee shall have the right to enter the Premises for purposes of moving Lessee’s personal property, fixtures, and equipment into the Premises, installing Lessee’s voice and data cabling and otherwise preparing the Premises for Lessee’s occupancy.

2.2Projected Commencement Date; Extension.  Lessor expects to have the Premises Substantially Completed and ready for occupancy by the Anticipated Commencement Date specified in Item 7(a) of the Basic Lease Provisions.  In the event, however, that the Premises are not Substantially Completed and ready for occupancy by such date, for any reason or cause, Lessor shall not be liable or responsible to Lessee for any claims, damages or liabilities in connection therewith or by reason thereof, nor shall this Lease become void or voidable, but rather the Commencement Date of this Lease shall be extended to the date that the Premises have been substantially completed and are ready for occupancy by Lessee (subject to the provisions of Section 2.1 by which Lessor must otherwise deliver the Premises in the required condition).  In such event, rental under this Lease shall not commence until such revised Commencement Date, and the expiration date hereof shall be extended so as to give effect to the full stated Term.  Lessor shall deliver possession of the Premises to Lessee in good, vacant, broom clean condition, with all building systems in good working order and in compliance with all laws.  Notwithstanding anything to the contrary herein, if the Commencement Date has not occurred for any reason whatsoever on or before sixty (60) days following the estimated completion date, then, in addition to Lessee’s other rights or remedies, the date Lessee is otherwise obliged to commence payment of rent shall be delayed by two (2) days for each day that the Commencement Date is delayed beyond such date.

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2.3Confirmation of Commencement Date.  When the Premises are Substantially Completed and ready for occupancy and are delivered to Lessee in the required condition, the parties shall, at the request of either, execute an Acknowledgment of Commencement Date in the form attached hereto as Exhibit “E”, attached hereto and incorporated herein by reference, specifying the Commencement Date and Term hereof, and such other matters as such form may specify; provided, however, that if Lessee fails to sign and return the Acknowledgment of Commencement Date to Lessor within ten (10) days of its receipt from Lessor, the Acknowledgment of Commencement Date as sent by Lessor shall be deemed to have correctly set forth the Commencement Date of the Lease and Lessee shall be deemed to have consented to each of the other matters addressed in the Acknowledgment of Commencement Date.  The failure of Lessor to send the Acknowledgment of Commencement Date shall have no effect on the Commencement Date. In connection with the completion of the Premises, Lessor shall deliver to Lessee a Certificate of Compliance from Harris County.

2.4No Delay Because Lessee Refuses to Occupy.  There shall be no delay in the occurrence of the Commencement Date of this Lease and/or the commencement of payment of rental under this Lease by reason of Lessee's failure to occupy the Premises on or before the Commencement Date.

ARTICLE 3.

Base Rental

3.1Amount; Payment Terms.  Lessee agrees to pay Lessor, without any offset or deduction whatsoever, in lawful  money of the United States of America, at Lessor's address as set forth in Item 2 of the Basic Lease Provisions or elsewhere as designated from time to time by Lessor's notice in writing to Lessee, the monthly sum set forth in Item 6(a) of the Basic Lease Provisions (hereinafter called "Base Rental") on the first day of each calendar month, monthly in advance without demand or invoicing, for each and every calendar month of the Term.  Lessee and Lessor further agree, pursuant to Item 6(b), that any unreserved parking spaces will be made available to the Lessee at no cost during the Term.

3.2First Paid Month's Rent.  Lessee shall pay to Lessor, upon execution of this Lease, the sum set forth in Item 6(c) of the Basic Lease Provisions, representing payment of Base Rental and Additional Rent for the first paid calendar month of the Term.  If the Term commences on a day other than the first day of a calendar month, Lessee shall pay rental as provided herein for such commencement month on a pro rata basis, and the first month's Base Rental and Additional Rent paid by Lessee upon execution hereof shall apply and be credited to the next full month's Base Rental and Additional Rent due hereunder.

3.3Next Monthly Rent.  The next monthly Base Rental due under the terms of this Lease is payable on the date set forth in Item 6(d) of the Basic Lease Provisions.

3.4Late Charge, Etc.  Lessee shall be required to pay Lessor (as a late charge to compensate Lessor for the added administrative expense caused by such late payment) a sum equal to five percent (5%) of any monthly rental (or other amounts of any kind) required to be paid by Lessee to Lessor under the terms hereof should Lessee fail to pay such rental (or other amounts) within five (5) days of the due date therefor as provided in this Lease.  The covenants by Lessee to pay rent under this Lease are independent of any other covenants of Lessor set forth in this Lease. Notwithstanding the foregoing, before assessing a late charge the first time in any one (1) year period, Lessor shall provide Lessee written notice of the delinquency and shall waive such late charge if Lessee pays such delinquency within five (5) days thereafter.

3.5Lessee Pays Applicable Taxes.  Lessee shall also pay to Lessor as additional rental under this Lease any excise, sales, privilege or gross receipts tax levied on rents or charges paid hereunder.

3.6Payment of Rent.  Notwithstanding anything contained in this Lease to the contrary, all Base Rental, Additional Rent or other monetary obligations due Lessor hereunder shall be payable to Radler Enterprises, Inc. at Lessor’s address set forth in Item 2 of the Basic Lease Provisions.

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ARTICLE 4.

Security Deposit

4.1Amount; Deposit. Upon Lessee’s execution and submission of this Lease to Lessor, Lessee shall pay to Lessor the cash sum set forth in Item 8 of the Basic Lease Provisions as a security deposit (hereinafter called the "Security Deposit").  Such sum shall be held by Lessor for the full Term (including any Renewal Options) as security for the faithful performance of Lessee's obligations hereunder.  The Security Deposit shall not be assigned, transferred or encumbered by Lessee and any attempt to do so shall be void and shall not be binding upon Lessor.  Lessor is not required to segregate the Security Deposit from its other funds, and is not liable to Lessee for interest thereon or other income of any kind therefrom.

4.2Application to Obligations of Lessee.  If Lessee defaults with respect to any provision of this Lease or if Lessor makes any payment on behalf of Lessee which Lessee is required to make under the terms of this Lease, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee's acts or default, or to compensate Lessor for any loss or damage which Lessor has suffered or may suffer by reason of Lessee's acts or default.  If any portion of the Security Deposit is so used, applied or retained, Lessee shall, within ten (10) days of Lessor's demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount.  Lessee's failure to so restore the Security Deposit within applicable notice and cure periods shall entitle Lessor to exercise all remedies hereunder which Lessor would have for Lessee's failure to pay rent which extended beyond any applicable notice and cure period, if any.

4.3Forfeiture for Early Termination.  If this Lease is terminated prior to the expiration of the stated Term due to Lessee’s default, Lessor may retain all of the Security Deposit as its minimum damages for such early termination, without prejudice to any other right, remedy or damage claim of Lessor hereunder.

4.4Return.  If Lessee shall have fully and faithfully performed all of its obligations under this Lease, the The Security Deposit (or the then remaining balance thereof) shall be refunded to Lessee within thirty (30) days after the expiration of the Lease Term (as extended), or on such earlier date as may be mandated by law (i.e., unless such law allows the parties to contract to the contrary).  In the event Lessor's interest in this Lease is sold, transferred or otherwise terminated, Lessor shall transfer the Security Deposit (or the remaining balance thereof) to its successor in interest and thereupon Lessor shall be discharged from any further liability with respect thereto.  The provisions of this Section 4.4 shall also apply to any subsequent transferor(s).

ARTICLE 5.

Definitions

5.1Net Rentable Area.  For purposes of this Lease, the term "Net Rentable Area" (hereinafter called "NRA") shall mean and refer in the case of a single tenancy floor to (A) all floor area within the Premises measured pursuant to Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA z65.1-1996, June 7, 1996 (“BOMA”) from (1) an imaginary exterior building perimeter comprised of either (i) the plane established by the outside surface of the outer glass of the exterior Building windows (ignoring protruding columns or walls), or (ii) the plane established by the inside of the finished column or wall of the Building which forms the exterior Building wall along the perimeter of the Premises, whichever calculation results in the greater NRA, to (2) the inside surface of the same imaginary plane of the opposite exterior Building wall established in the same manner, excluding only the areas ("service areas") within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, vertical pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular lessee such as special stairs or elevators, plus (B) an allocation of the square footage of the Building's elevator and main mechanical rooms and ground and basement lobbies in the ratio that has been established by Lessor.  In the case of a partial floor, "Net Rentable Area" (NRA) is calculated identically to the calculation set forth above (both Lessor and Lessee agree that the Add-on Factor is calculated to be 17.4% for the duration of the Lease) except that (a) in clause (A)(1)(ii) of this section, the measurement shall instead be made to the mid‑point of the walls separating areas leased by or held for lease to other lessees or from areas devoted to corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all lessees on the particular floor (hereinafter sometimes called "Common Areas"), and (b) there shall also be added to the NRA a proportionate part of the Common Areas located on such floor based upon the ratio which Lessee's

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NRA on such floor (but for such Common Area add-on) bears to the aggregate NRA on such floor (but for Common Area add-on).  No deductions from NRA are made for columns or projections necessary to the Building.  The NRA in the Premises has in Lessor's opinion been calculated based on a reasonable approximation of the foregoing definition of BOMA but is hereby stipulated to be the square footage set forth in Item 4 of the Basic Lease Provisions, whether the same should be more or less based on measurement pursuant to the definition above.  Lessee and Lessor shall have no right to remeasure or recalculate the NRA of the Premises, which is conclusively stipulated by the parties to be the amount set forth in Item 4 of the Basic Lease Provisions.  The NRA in the Building has in Lessor's opinion been calculated on a reasonable approximation of the foregoing but is hereby stipulated for all purposes hereof to be as set forth in Item 5(a) of the Basic Lease Provisions, whether the same should be more or less.

5.2Building Operating Expenses.  For purposes of this Lease, the term "Building Operating Expenses" shall mean all expenses, costs and disbursements (but not replacement of capital investment items except as provided in Section 5.2(g), depreciation, debt service, income taxes or specific costs especially billed to and paid by specific lessees) of every kind and nature which Lessor shall pay or become obligated to pay because of or in connection with the ownership and operation of the Land, the Building, amenity center containing an exercise center with exercise equipment, bathroom, shower and lockers, conference room center conference room coffee bar and a future possible deli, and all other improvements, landscaping, paving, access drives, buildings or garage structures now or hereafter located on the Land (hereinafter collectively called the "Complex"), including, but not limited to, the following:

(a)Wages and salaries of all employees to the extent engaged in operating and maintenance, or security, of the Complex and personnel to the extent they may provide traffic control relating to ingress and egress to and from the Complex's parking area to the adjacent public streets.  All taxes, insurance and benefits relating to employees providing these services shall be included.

(b)All supplies tools, equipment and materials used in operation and maintenance of the Complex.

(c)Cost of all utilities for the Complex.

(d)Cost of all maintenance, management and service agreements for the Complex and the equipment therein, including, but not limited to, all janitorial service, security service, alarm service, monitoring service, distributed audio service, telephone service, fiber optic and cable connectivity service, window cleaning, trash removal, recycling service, and elevator maintenance.

(e)Cost of all insurance premiums relating to the Complex, including, but not limited to, the cost of casualty and liability insurance applicable to the Complex and Lessor's personal property used in connection therewith, worker's compensation and rental insurance.

(f)Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties, and alterations paid for solely by lessees of the Building other than Lessee).

(g)Amortization of the cost of installation of capital investment items which are primarily for the purpose of reducing operating costs, which may be required by any governmental authority, or which may be more cost effective than continued repairs.  All such costs shall be amortized over the reasonable life of the capital investment items with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Building.

(h)Lessor's central accounting costs applicable to the Complex.

(i)The total ad valorem taxes for the Complex, including all taxes and assessments and governmental charges, whether state, federal, county or municipal, and whether levied by a taxing district or authorities presently taxing the Building or the Complex or by others subsequently created, it being understood and agreed that such ad valorem taxes shall be computed on the accrual basis, notwithstanding the fact that the total Building Operating

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Expenses shall be computed on the cash basis with appropriate accrual adjustments to ensure that each year includes substantially the same major recurring items.  It is expressly agreed that Lessor may include in “real property taxes,” “real estate taxes” or “ad valorem taxes” for purposes of the Lease any rental taxes, excise taxes, franchise taxes or other similar gross receipts or modified gross receipts or “margin” tax.

(j)The reasonable fair market rental value of the Building management office.

(k)All costs incurred by Lessor for the purpose of reducing Operating Expenses, including, without limitation, the cost of all tax protests and energy management.

(l)Costs associated with maintaining on an ongoing basis the Building’s LEED® Gold certification by the U.S. Green Building Council, including, without limitation, any membership fees, costs for the purchase of “green” power or renewable energy certificates, or costs in connection with cleaning the Building under a green housekeeping program or utilizing green pesticides.

(m)The property management fees incurred by Lessor, which shall not exceed four percent (4%) of the sum of annual base rental and additional rental for the Complex grossed up to ninety-five percent (95%) occupancy.

Notwithstanding the foregoing, Building Operating Expenses do not include Excluded Costs.  “Excluded Costs” means the following costs and expenses:

(A)Leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiation of leases with lessees and/or prospective occupants of the Building and similar costs incurred in connection with disputes between Lessor and lessees of the Building;

(B)Costs incurred in building-out, renovating or otherwise improving or decorating or redecorating space for lessees or other occupants in the Building or vacant leasable space in the Building;

(C)Capital Costs incurred in correcting structural defects in the original construction of the Building but the mere failure of a component of the Building to wear as well or as long as originally anticipated or as it would under ideal circumstances and normal wear and tear and obsolescence do not constitute defects in original construction for purposes hereof;

(D)Costs of electricity and other services sold or provided to other lessees and for which Lessor is reimbursed by other lessees as an additional charge for the specific service (other than pursuant to a clause similar to this Building Operating Expense provision);

(E)Costs of capital expenditures, improvements or replacements except as provided in Section 5.2(g) above;

(F)Depreciation of the Building and all equipment, fixtures, improvements and facilities used in connection therewith;

(G)Payment of principal and/or interest on debt; or amortization payments on any mortgage or mortgages;

(H)All services for which Lessee specifically reimburses Lessor or for which Lessee pays directly to third persons;

(I)Costs incurred by Lessor due to the proven violation by Lessor of the terms and/or conditions of any lease of space in the Building;

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(J)Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in the Building to the extent the same is proven by Lessee to exceed the range of cost of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(K)Lessor’s general corporate overhead and general and administrative expenses which are not expressly chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, including salaries of Lessor’s executive officers or any employee or agent above the grade of building manager (or equivalent);

(L)Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Lessor or an affiliate of Lessor or other costs related to such concessions;

(M)Advertising costs;

(N)Charitable or political contributions;

(O)Costs incurred by Lessor to remove or otherwise remedy or remediate or due to the presence of  Hazardous Material (as such term is defined in Section 52.1 below), with the exception of with the exception of monitoring and training of employees regarding same and normal environmental compliance costs typical for similar office buildings in the same market on a routine basis;

(P)Costs incurred in connection with the sale, refinancing, mortgaging or changing in ownership of the Building including brokerage commissions, legal and accounting fees and closing costs;

(Q)Costs occasioned by casualties or condemnation;

(R)Expense reserves; and

(S)Costs to comply with any covenant, condition, restriction, underwriter’s requirement or law applicable to the Complex on the Commencement Date;

All Building Operating Expenses shall be computed on a modified cash basis, with all expenditures being accounted for in the year of their expenditure, except that property taxes and insurance costs will be attributed to the period to which they relate regardless of when paid.  Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any year of the term of this Lease, an adjustment shall be made in computing the Building Operating Expenses for such year so that the Building Operating Expenses shall be increased for such year to an amount that would have been incurred if the Building had been 95% occupied during such year.  Additionally, in the event additional office buildings are added to the Complex, then where applicable, Building Operating Expenses which are for the benefit of all buildings shall be allocated by Lessor to each such office building on an equitable basis taking into consideration the total net rental area of each building in relation to the total net area of all buildings in the Complex.

5.3Normal Building Operating Hours.  For purposes of this Lease, the term "Normal Building Operating Hours" shall be as defined in Item 12 of the Basic Lease Provisions, excluding Sundays and New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas. Lessor and Lessee agree to coordinate with regard to when to recognize any legal holiday observed for the Building that falls on a Saturday or Sunday.

ARTICLE 6.

Additional Monthly Rent

6.1Payment Obligation. During each calendar year during the term of this Lease, including the year in which this Lease commences (hereinafter called the "Commencement Year"), Lessee shall pay, in addition to Base Rental, additional rent (the “Additional Rent”) in the amount of Lessee’s Building Expense Percentage set forth in Section 5(b) of the Basic Lease Provisions (herein called "Lessee's Building Expense Percentage") multiplied by the total Building

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Operating Expenses.  Any references in this Lease to “Lessee’s pro rata share” or “Lessee’s share” or other similar term or phrase shall mean and refer to the Lessee’s Building Expense Percentage unless otherwise expressly stated taking into account the actual expenses incurred during the months during the calendar year that this Lease was in effect adjusted as though the Building has been ninety five percent (95%) occupied during such year (to the extent that the Building was less than ninety five percent (95%) occupied in such year) or the actual real occupancy, whichever is greater. Additional Rent shall be proportionately prorated with respect to any calendar year during the term of this Lease with respect to which this Lease is only in effect for a portion of such year.  Such Additional Rent will be paid in monthly installments based on estimates pursuant to Section 6.2(b), below (“Monthly Estimated Additional Rent Payments”), with an annual reconciliation payment or credit as provided therein.

6.2Periodic Estimates; Readjustments; Statements.   Each year during the Lease term, as to the succeeding or current year, from time to time as Lessor determines to be appropriate, Lessor shall make a good faith estimate of the amount of Additional Rent for the then current or next succeeding calendar year.  Lessor’s good faith estimate of the Monthly Estimated Additional Rent Payments that will be payable for the Commencement Year is the amount set forth in Section 6(e) of the Basic Lease Provisions. However, it is expressly understood, stipulated and agreed that such amount does not constitute a representation or warranty by Lessor that the actual Additional Rent for the Commencement Year will be that amount or will not be materially in excess of that amount provided, however, that, notwithstanding anything to the contrary herein, the controllable operating expense portion (which, for the avoidance of doubt, shall exclude only those items beyond the reasonable control of Lessor, which are applicable taxes, insurance, utilities, security and janitorial services) of Additional Rent shall not exceed for each Subsequent Year (as defined below), one hundred and five percent (105%) (calculated on a cumulative basis) of the controllable operating expense portion of the Additional Rent applicable to the preceding year.

(a)Commencing on the Commencement Date of this Lease, Lessee shall pay to Lessor as Monthly Estimated Additional Rent Payments, on the first day of each calendar month until adjusted pursuant to Section 6.2(b), below, in advance and without demand, the amount stated in Item 6(e) of the Basic Lease Provisions.  Lessee shall pay the Monthly Estimated Additional Rent Payment for each succeeding month until Lessee receives a statement from Lessor in accordance with Section 6.2(b) specifying a lower amount of the Monthly Estimated Additional Rent Payment that shall be due.  Following the closing of Lessor's operating expense books whenever that may occur after the end of the Commencement Year, Lessor shall submit to Lessee a statement setting forth the exact amount of Lessee's share of the Building Operating Expenses for the Commencement Year, and the difference, if any, between the amount of Monthly Estimated Additional Rent Payments paid by Lessee for the Commencement Year and the actual amount of Lessee's share of the final Building Operating Expenses calculated by Lessor for the Commencement Year. To the extent that such amount of Monthly Estimated Additional Rent Payments paid by Lessee exceeds the actual amount of Lessee's pro rata share of the Building Operating Expenses for the Commencement Year, Lessor shall credit such excess against the Monthly Estimated Additional Rent Payments to be due in the calendar year following the Commencement Year. To the extent that the actual amount of Lessee's share of the final Building Operating Expenses calculated by Lessor with respect to the Commencement Year exceeds the aggregate amount of Monthly Estimated Additional Rent Payments paid by Lessee with respect to the Commencement Year, such shortfall shall be waived for the Commencement Year only.

(b)With respect to any calendar year subsequent to the Commencement Year (hereinafter called "Subsequent Year"), Lessor may, prior to January 1 of such Subsequent Year or at any time and from time to time during the then current year, deliver to Lessee a written statement setting forth Lessor's good faith estimate (or revised estimate) of Building Operating Expenses for such Subsequent Year or Commencement Year and a revised Monthly Estimated Additional Rent Payments (an “Expense Adjustment Statement”).  Beginning on the first day of the first calendar month following Lessee’s receipt of such Expense Adjustment Statement (but no sooner than January 1 of the Subsequent Year to which such Expense Adjustment Statement is stated to apply), Lessee shall pay in accordance with the terms hereof the Monthly Estimated Additional Rent Payments for each succeeding month (including into successive Subsequent Years) based on that statement until Lessee receives a new Expense Adjustment Statement from Lessor in accordance with this Section 6.2(b) specifying a different amount of the Monthly Estimated Additional Rent Payments.  Any Expense Adjustment Statement given by Lessor may require a retroactive lump sum adjustment payment by Lessee (as Additional Rent) to the first of the then current calendar

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year based on the revised estimate of the Building Operating Expenses or may require that the underpayment be made up in such increments as Lessor may specify.  Following the closing of Lessor's operating expense books whenever that may occur after the end of each Subsequent Year, Lessor shall submit to Lessee a statement setting forth the exact amount of Lessee's share of Building Operating Expenses for such Subsequent Year, and the difference, if any, between the amount of Monthly Estimated Additional Rent Payments paid by Lessee for estimated Building Operating Expenses for such Subsequent Year and the actual amount of Lessee's share of the final Building Operating Expenses calculated for such Subsequent Year.  To the extent that such amount of Monthly Estimated Additional Rent Payments paid by Lessee exceeds the actual amount of Lessee's share of the final Building Operating Expenses calculated by Lessor for such Subsequent Year, Lessor shall credit such excess against the Monthly Estimated Additional Rent Payments to be due in the calendar year following such Subsequent Year or, if no such payments remain, such amounts shall be promptly refunded to Lessee.  To the extent that the actual amount of Lessee's share of the final Building Operating Expenses calculated by Lessor for such Subsequent Year exceeds such amount of Monthly Estimated Additional Rent Payments paid by Lessee with respect to that year, Lessee shall pay such shortfall in Additional Rent payments to Lessor in cash within thirty (30) days after receipt of such final adjustment statement from Lessor.

(c)Lessee's covenant to pay Additional Rent under this Section 6.2 shall survive the expiration or early termination of this Lease and Lessor shall have the right to retain the Security Deposit, or so much thereof as Lessor deems necessary, to secure payment of Lessee's share of Building Operating Expenses for the portion of the final year of this Lease during which Lessee was obligated to pay such Additional Rent.  If the final year of this Lease is less than a full calendar year, Lessee's pro rata share of the Building Operating Expenses for such partial year shall be prorated as of the expiration of the stated term of this Lease.  Lessee shall pay such final prorated Additional Rent to Lessor within thirty (30) days following receipt of notice thereof.

(d)Lessor shall endeavor to prepare and deliver all annual adjustment statements required under this Section 6.2 on or before May 1 of the year following the calendar year for which payment of Additional Rent is required, but in no event shall Lessor's failure to do so constitute a waiver of any Additional  Rent due hereunder.  No disputation by Lessee as to whether any estimates provided by Lessor hereunder are in good faith will ever excuse Lessee from timely paying Additional  Rent based on Lessor’s estimates prior to the date on which Lessee obtains an injunction against Lessor’s collection thereof based on a claim of bad faith. Lessee or its authorized representative shall have the right to inspect the books of Lessor, for the purpose of verifying the information contained in the preceding annual statement. Lessor and Lessee each hereby acknowledges and agrees that it is knowledgeable and experienced in commercial transactions and that the provisions of this Lease Agreement for determining Additional Rent are commercially reasonable and valid even though such methods may not state precise mathematical formulae for determining Operating Expenses.  ACCORDINGLY, LESSEE HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS TO WHICH LESSEE MAY BE ENTITLED UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77TH LEGISLATURE, AS SUCH SECTION NOW EXISTS OR AS SAME MAY BE HEREAFTER AMENDED OR SUCCEEDED, IN RELATION TO THIS PARAGRAPH AND ANY OTHER PROVISION OF THIS LEASE.

ARTICLE 7.

Use of the Premises

7.1Limited Permitted Use.  Lessee will use and occupy the Premises only for the Permitted Office Use as more particularly described in Item 11 of the Basic Lease Provisions, (including such ancillary uses in connection therewith as shall be reasonably required by Lessee in the operation of its business) consistent with that found in Class A office buildings in Houston, Texas; provided, that in no event shall any of the following be permitted in the Premises:  (i) offices or agencies of a foreign government or political subdivision thereof; (ii) offices of any governmental bureau or agency of the United States or any state or political subdivision thereof; (iii) personnel agencies; or (iv) customer service offices of any public utility company.  The following uses shall not be permitted in the Premises except to the extent they are ancillary to an otherwise permitted use: (v) clinical health care activities that involve direct patient care, schools or other training or educational uses; (vi) clerical support services; (vii) reservation centers for airlines or travel agencies; (viii) retail or restaurant use; (ix) studios for radio, television or other media; or (x) storage.  The Premises shall not be used for any

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purpose which would, in Lessor's reasonable opinion, lower the first-class character of the Building or any part thereof, create unreasonable or excessive elevator or floor loads, interfere with any of the operations of the Building or any part thereof or the proper and economic heating, air-conditioning, cleaning or other servicing of the Building, or any part thereof, be unlawful, constitute a nuisance or would unreasonably interfere with the use of the other areas of the Building by any other lessee or occupants or for any other purpose whatsoever without the prior written consent of Lessor.

7.2No Alterations.  Lessee shall not make or allow to be made any alterations or physical additions in or to the Premises without the prior written consent of Lessor, which consent may be given subject to such conditions as Lessor may reasonably require or impose.  Lessor’s consent with respect to structural changes may be withheld by Lessor for any reason, but its consent to non-structural alterations (including, without limitation, paint, carpet and wall coverings) will not be withheld in an arbitrary manner.  Any and all such alterations, physical additions or improvements shall be made by Lessor and, when made to the Premises, shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise; provided, however, this Section 7.2 shall not apply to equipment or furniture owned by Lessee.  Notwithstanding the foregoing to the contrary, at the time it consents thereto, Lessor may require Lessee to remove any alterations or physical additions to the Premises upon termination of this Lease or Lessee's possession of the Premises, other than the initial Lessee Finish Improvements (hereafter defined). In regards to such removal, Lessee shall be responsible at Lessee's sole cost and expense to repair any damage to the Building, Complex and Premises. The preceding sentence shall survive the termination of this Lease.  Notwithstanding anything in this Section 7.2 to the contrary, Lessee may construct non-structural alterations, additions and improvements in the Premises without Lessor’s prior approval or notice to Lessor, if the cost of any such project does not exceed Five Thousand Dollars ($5,000) so long as alterations do not involve building fire systems, electrical, mechanical or plumbing.

7.3Certain Specific Prohibitions.  Without limiting the Permitted Office Use specified in Item 11 of the Basic Lease Provisions, Lessee will not use, occupy or permit the use or occupancy of the Premises for any purpose which is, directly or indirectly, forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any act or thing which may disturb the quiet enjoyment of any other lessee of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents, and if there is any increase in such rates by reason of the acts of Lessee, then Lessee agrees to pay such increase promptly upon demand therefor by Lessor.  Lessee agrees specifically that no food, soft drink or other vending machine will be installed or operated within the Premises, that Lessee shall not permit any pets into the Premises and that the Premises will not be used as the temporary or permanent residence of any person.

ARTICLE 8.

Services Provided by Lessor

8.1Lessor's Basic Services. Lessor covenants and agrees with Lessee to use commercially reasonable efforts to furnish Lessee, at Lessor's expense except as otherwise provided in Article 6 and below in this Article 8, and subject to the Rules and Regulations described in Section 24.1, the following services during the Lease term:

(a)Central heating and air conditioning service in season, as reasonably required for comfortable use (as reasonably determined by Lessor) in occupancy during Normal Building Operating Hours (as defined in Section 5.3, it being expressly agreed by each of Lessor and Lessee, that Normal Building Operating Hours for purposes of central heating and air conditioning service include the hours of 7:00 a.m. to 6:00 p.m. on Monday through Friday, 8:00 a.m. to noon on Saturday, and to expressly exclude Sunday and holidays).  Lessor shall furnish additional central heating and air conditioning service in season required for comfortable use in occupancy during other than Normal Building Operating Hours provided that Lessee agrees in advance of the request of such service to reimburse Lessor on demand at the rate of Fifty and No/100 Dollars ($50.00) per hour per floor.  Whenever non-standard machines or equipment which generate heat are used in the Premises and affect temperature otherwise maintained by the Building air conditioning system, Lessor reserves the right to install supplementary air conditioning units in the Premises and the cost of such units as well as the cost of installation, operation and maintenance thereof shall be paid by Lessee to Lessor.

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(b)Electrical facilities to furnish during Normal Building Operating Hours (i) power to operate typewriters, personal computers, calculating machines, photocopying machines and other equipment that operates on 120/208 volts (collectively, the “Low Power Equipment”); provided, however, total rated connected load by the Low Power Equipment shall not exceed an average of five (5) watts per square foot of Net Rentable Area of the Premises and (ii) power to operate Lessee’s lighting and Lessee’s equipment that operates on 277/480 volts (collectively, the “High Power Equipment”); provided, however, total rated connected load by the High Power Equipment shall not exceed an average of two (2) watts per square foot of Net Rentable Area of the Premises (the restrictions on Low Power Equipment and High Power Equipment, collectively the “Maximum Allowed Incidental Electrical Usage”).  In the event that the Lessee's connected loads for low electrical consumption (120/208 volts) and high electrical consumption (277/480 volts) are in excess of the Maximum Allowed Incidental Electrical Usage, and Lessor agrees to provide such additional load capacities to Lessee (such determination to be made by Lessor in its sole discretion), then Lessor may install and maintain, at Lessee’s expense, electrical submeters, wiring, risers, transformers, and electrical panels, and other items required by Lessor, in Lessor’s discretion, to accommodate Lessee’s design loads and capacities that exceed the Maximum Allowed Incidental Electrical Usage, including, without limitation, the installation and maintenance thereof.  Subject to the limitations stated above, Lessee shall have the right to use electricity for permitted incidental uses after Normal Building Operating Hours provided that the overall incidental electrical usage for the Premises does not exceed the Maximum Allowed Incidental Electrical Usage.  Lessee shall bear the utility cost, including, but not limited to, any increased air conditioning costs, occasioned by the use of special lighting in excess of Building standard.

(c)Domestic water for drinking, lavatory and toilet purposes drawn through fixtures installed by Lessor in public or common areas and water for lavatory purposes from regular Building supply at prevailing temperature.

(d)Janitor service in and about the Premises in accordance with the Beltway Lakes Green Housekeeping Program attached hereto as Exhibit “L”, and incorporated by reference herein, provided, however, that Lessee shall pay, as additional rent, any additional costs attributable to the cleaning of improvements within the Premises other than building standard improvements provided therein.

(e)Automatic passenger elevator(s) in common with other lessees for ingress and egress to and from the Premises, twenty-four (24) hours a day, seven (7) days per week.  Freight services in common with other lessees will be provided only at times to be agreed upon by Lessor and Lessee.

(f)At Lessor's option, blinds, draperies or other type coverings of exterior and interior windows as determined by Lessor.  Lessor reserves the right to install, maintain and operate uniform window coverings in all windows either exterior or interior.

(g)Maintenance of building standard fluorescent lighting fixtures installed by Lessor and replacement of defective lamps in such fixtures as needed from time to time for efficient operations.  Lessee shall be responsible for the cost of maintenance of all non-building standard light fixtures and for providing to Lessor's maintenance personnel necessary replacement bulbs or tubes.

If excess service usage is permitted by Lessor, Lessee shall pay to Lessor upon demand Lessor's prevailing charge therefor as additional rental due under this Lease, it being agreed that an administrative or supervision charge of fifteen percent (15%) shall be acceptable to Lessee.

8.2Failure to Pay for Excess Usage.  If Lessee fails to pay promptly when due any additional rent provided for in Section 8.1, Lessor shall be entitled to exercise all remedies hereunder which Lessor would have for Lessee's failure to pay rent, subject to any applicable notice and cure period.

8.3No Warranty Against Interruption.  Lessor does not warrant that any service will be free from interruption caused by repairs, renewal, improvements, changes of service, alterations, strikes, lockouts, labor controversies,

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accidents, intentional misconduct or negligence of third parties including other lessees, inability to obtain fuel or power at a reasonable cost or other causes not entirely within Lessor's control.   If such service can be restored by repairs on the grounds of the Building, and such repairs are within Lessor's authority and control, Lessor shall exercise reasonable diligence to restore such interrupted service upon receipt of written notice from Lessee.  Should any equipment or machinery at the Building break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair such equipment or machinery; provided, however that  Lessee shall have no claim for rebate of rent or damages or other relief on account of any interruption of services resulting therefrom.  No such interruption shall otherwise be deemed an eviction or disturbance of Lessee's use and possession, or a breach by Lessor of its obligations or render Lessor liable for damages, by abatement of rent or otherwise, or relieve Lessee from any obligation under this Lease.

8.4Non-Payment of Excess or Ancillary Services.  In the event that Lessor furnishes extra or additional services (over and above those provided for in Section 8.1) at Lessee's request or in accordance with a prior agreement with Lessee wherein Lessee agrees to pay for such services, and Lessee fails to pay for such services when payment is due, Lessor shall be entitled, following ten (10) days' written notice to Lessee of such default and in Lessor's sole discretion, to discontinue all such extra or additional services provided under this Lease until such amounts are paid.  The money due for extra or additional services requested by Lessee or called for under any such separate agreement shall be deemed additional rent due hereunder, and such additional rent shall be subject to all of the provisions in this Lease pertaining to the payment of rental.

8.5Excess Electricity Usage; Billing.  Notwithstanding any other term or provision of this Lease to the contrary, Lessee shall pay to Lessor, monthly, as billed, such charges as may be separately metered or as Lessor's engineer may compute for any electric services utilized by Lessee in excess of the amounts provided as part of the rent pursuant to Section 8.1(a) or (b).  No failure of Lessor to bill Lessee for excess use for any particular period shall be deemed a waiver of such amounts or of the right to bill Lessee for excess use for any other period.

8.6Keys.  Upon the Commencement Date and Lessee’s completion of the appropriate Lessee information packet, Lessor shall furnish Lessee, free of charge, the Allotted Number (per Item 13 of the Basic Lease Provisions) of keys.  Lessor will furnish additional keys (whether Core Door Access Cards or Garage Access Stickers) at the rate of Twenty-Five and No/100 Dollars ($25.00) per Core Door Access Card or Garage Access Sticker plus an activation/programming fee of Fifteen and No/100 Dollars ($15.00) or at Lessor’s then prevailing charge on an order signed by Lessee or Lessee's authorized representative; provided there will be no fees for defective cards that do not function from the date of issue.  All such Core Door Access Cards and Garage Access Stickers shall at all times remain the property of Lessor.  No additional locks shall be allowed on any core door of the Premises without Lessor's permission, and Lessee shall not make or permit to be made any duplicate keys, except those furnished by Lessor.  Upon termination of this Lease, Lessee shall surrender to Lessor all Core Door Access Cards and Garage Access Stickers, and give to Lessor the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.  Lessor shall not be liable to Lessee for losses due to theft, burglary, or for damages done by unauthorized persons on the Premises.

8.7Lettering of Main Entry Door; Directory Listing.  Lessor shall provide and install, at Lessee's cost, all letters or numerals on or adjacent to doors in the Premises; all such letters and numerals shall be in the building standard graphics and placed in a location specified by Lessor.  No other types of lettering shall be used or permitted on the Premises, nor shall the location thereof be changed except at the request or with the approval of Lessor, such approval not to be unreasonably withheld, conditioned or delayed.  Lessor shall provide and install, at Lessor's expense, a Building standard listing for Lessee on the electronic building directory board.  Lessee may, at Lessee’s sole cost and expense, install and maintain its company identification sign on the existing Building monument sign, subject to Lessor’s reasonable written approval of the design, materials and location on such monument sign.

ARTICLE 9.

Leasehold Improvements

9.1Construction for Lessee’s Initial Occupancy.  The parties agree to perform their respective obligations under Exhibit “C”, which is attached hereto and incorporated herein by this reference.

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ARTICLE 10.

Quiet Possession

10.1Lessor's Exclusive Covenant.  Upon payment by Lessee of the rents provided for in this Lease, and upon the observance and performance of all the covenants, terms and conditions on Lessee's part to be observed and performed, Lessee shall, subject to the terms and provisions of this Lease, peaceably and quietly hold and enjoy the Premises for the term hereby demised, against any and all interference therewith by the affirmative acts of Lessor, its employees or agents, and against any person who may claim superior title to the Premises by, through or under Lessor, but not otherwise.  Lessor shall under no circumstances be held responsible for restriction or disruption of access to the Building from public streets caused by construction work or other actions taken by or on behalf of governmental authorities, or for actions taken by other lessees (their employees, agents, visitors, contractors or invitees), or any other cause not entirely within Lessor's direct control, and same shall not constitute a constructive eviction of Lessee or give rise to any right or remedy of Lessee against Lessor of any nature or kind.  This covenant of quiet enjoyment is in lieu of any covenant of quiet enjoyment provided or implied by law, and Lessee expressly waives any such other covenant of quiet enjoyment to the extent broader than the covenant contained in this Article 10.

ARTICLE 11.

Condition of Premises; Repairs

11.1Lessee's Acceptance of Possession; Lessee's Maintenance and Repair.  Subject to Lessor’s express obligations under this Lease, taking possession of the Premises by Lessee shall be conclusive evidence as against Lessee that the Premises were Substantially Completed and then in good order and in satisfactory condition when possession was so taken. Lessee, throughout the term of this Lease, shall, at its expense, keep and maintain, and take good care of, the Premises and make all needed interior and non-structural repairs in and to, the Premises, including all needed repairs to Lessee’s improvements and property.  Lessee shall also be responsible for the cost of repairs made by Lessor to the Building to the extent that the need for the same arises out of (i) Lessee’s performance of alterations, (ii) the operation, use or presence of any Lessee improvements, or the installation, operation, use or presence of Lessee’s property, (iii) the moving of any Lessee’s improvements or property, or (iv) any breach of Lessee’s obligations under this Lease, or any negligent or wrongful act or omission by Lessee.  Lessor, throughout the term of this Lease, shall keep and maintain, and make reasonable repairs in and to, the Building, the Common Areas and Building systems, but only to the extent that the same affect Lessee’s use and occupancy of the Premises.

11.2Lessor's Right of Entry.  Lessor, its officers, agents and representatives, subject to any security regulations imposed by any governmental authority, shall have the right to enter all parts of the Premises at all reasonable hours and upon one (1) business day prior written notice to Lessee, to inspect, clean, make repairs, alterations and additions to the Building or the Premises which Lessor may deem necessary or desirable, or to provide any service which Lessor is obligated to furnish to Lessee, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof.  Unless otherwise stipulated in this Lease, Lessor shall not be required to make any improvements or repairs of any kind or character on, in or to the Premises during the term of this Lease except as expressly required by Section 8.1 hereof.  The obligation of Lessor to provide janitorial service to the Premises shall be limited to building standard items only.  All work to be performed by Lessor inside the Premises at times when Lessee is conducting business therein shall be diligently performed and conducted so as to keep any interference with Lessee's normal business operations to a reasonable level giving due consideration to customary practice in the office building industry and the economics of providing such service or making such repair.  Any entry by Lessor or Lessor’s agents shall comply with Lessee’s reasonable security measures.

11.3Certain Rights Reserved to Lessor.  This Lease does not grant any rights to light or air over or about the Building or Complex.  Lessor excepts and reserves exclusively to itself the use of the following areas of the Complex: (i) roofs, (ii) telephone, electrical and janitorial closets, (iii) equipment rooms, Building risers and similar areas that are used by Lessor for the provision of Building services, (iv) rights to the land and improvements below the floor of the Premises (if the Premises is on the first floor or basement floor) or below the bottom floor of the Building if the Premises is on a floor that is above the bottom floor, (v) the improvements and air rights outside the demising walls of the Premises, and (vii) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building.  Lessor also has the right to change the name and address of the Building or Complex, and to make other physical changes

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to the Complex as Lessor deems appropriate, provided the changes do not materially affect Lessee’s rights or obligations hereunder including, but not limited to, Lessee’s ability to use the Premises for the Permitted Office Use specified in Item 11 of the Basic Lease Provisions.  Lessor shall also have the right, but not the obligation, to temporarily close the Building if Lessor reasonably determines that there is an imminent danger of significant damage to the Building or of bodily injury to Lessor’s employees or the occupants of the Building.  The circumstances under which Lessor may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances.  A closure of the Building under such circumstances shall not constitute a constructive eviction of Lessee nor entitle Lessee to an abatement or reduction of rent.

ARTICLE 12.

Common Areas and Parking

Facilities; Parking

12.1Lessee's Limited Rights in the Common Areas; Lessor's Rights.  All automobile parking areas, driveways, entrances and exits thereto, and other facilities (including, but not limited to, all parking areas, truck ways, loading areas, pedestrian walkways and ramps, landscaped areas, lobbies, amenity center and stairways) from time to time provided by Lessor for the general use in common of lessees, their officers, agents, employees, invitees, licensees, visitors and customers, shall be at all times subject to the Rules and Regulations specified in Exhibit “D” and the terms hereof.  Lessor shall also have the right from time to time to establish, modify and enforce Rules and Regulations of general applicability with respect to all facilities and areas described in this Section 12.1.  Without limiting the generality of the foregoing provision, Lessor shall have, with respect to such areas and facilities, the right to do any of the following so long as the same do not materially adversely affect Lessee’s rights or obligations hereunder including, but not limited to, Lessee’s parking rights and Lessee’s access to the gym, locker rooms and conference rooms serving the Building (which shall remain part of the Common Areas throughout the Term):

(a)To construct, maintain, operate and alter lighting facilities on or in such areas and facilities;

(b)To clean and maintain such areas and facilities;

(c)From time to time to change the area, level, location and arrangement of parking areas and other parking facilities, and to reserve certain parking areas for visitor parking only or for the exclusive use of particular tenants;

(d)To change, alter, relocate, rearrange, convert or eliminate common areas provided adequate parking remains;

(e)To restrict parking to lessees, their officers, agents, invitees, employees, licensees, visitors and customers, and discourage non-customer parking by instituting restricted access systems, parking permits or stickers and/or a system of validation for visitor parking;

(f)To close all or any portion of such areas or facilities to such extent as may, in the opinion of Lessor's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein or to close temporarily all or any portion of the public areas or facilities;

(g)To charge a fee for visitor and/or customer parking on the exterior surface lot; and

(h)To do and perform such other acts in and to such areas and facilities as, in the use of Lessor's business judgment, Lessor shall determine to be advisable with a view to the improvement of the efficiency, productivity and/or profitability thereof.

12.2Lessee's Parking Rights.  Lessee shall be entitled to the use of parking spaces in the Complex as specified in Item 4 of the Basic Lease Provisions.  Lessee shall have no other parking rights except that it shall be entitled to have its customers and visitors make use of visitor parking areas subject to the terms of Section 12.1, above.  All parking rental

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called for pursuant to Item 6(b) of the Basic Lease Provisions shall be deemed additional rental due by Lessee to Lessor pursuant to this Lease, and Lessor shall have all of the same rights and remedies in the event of Lessee's failure to pay parking rental as it has for Lessee's failure to pay any other rental due hereunder.  Lessor shall be entitled to designate the location from time to time of any reserved parking spaces allocated to Lessee herein.  Lessee agrees to abide by all of the rules and regulations for the parking facilities that Lessor may from time to time establish.

ARTICLE 13.

Lessor's Casualty Insurance

13.1Lessor's Casualty Insurance.  Lessor shall at all times during the term of this Lease and, subject to the Building Operating Expenses provisions of Article 5.2(e) hereof, at Lessor’s sole cost and expense, maintain a policy or policies of insurance issued by and binding upon an insurance company licensed to do business in the State of Texas, insuring the Building  against loss or damage from the perils which Lessor deems necessary in such amounts to cover the full replacement value exclusive of the foundation and excavation costs.  Lessor shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Lessee may bring or obtain upon the Premises, or any additional improvements which Lessee may construct on the Premises.  If the annual premiums charged Lessor for such casualty insurance exceed the standard premium rates because of the extra-hazardous nature of Lessee's operation, Lessee shall, upon receipt of appropriate premium invoices, reimburse Lessor for such increases in such premiums.  Nothing contained in this Section 13.1, however, shall be construed as permitting Lessee to operate in such a way as to result in any extra-hazardous exposure.

ARTICLE 14.

Lessor's Liability Insurance

14.1Lessor's Liability Insurance.  Lessor shall at all times during the term of this Lease and, subject to the Building Operating Expenses provisions of Article 5.2(e) hereof, at Lessor's sole cost and expense, maintain a policy or policies of comprehensive general liability insurance issued by and binding upon an insurance company licensed to do business in the State of Texas, such insurance to afford such protection as Lessor shall determine in its reasonable discretion.

ARTICLE 15.

Lessee's Insurance

15.1Liability Insurance.  Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease, a policy of commercial general liability insurance in the minimum amount of Two Million and No/100 Dollars ($2,000,000.00) combined annual aggregate limits for bodily injury and property damage (with no lower per occurrence limits specific to this location only and which limit may be met by an umbrella policy), including contractual liability coverage, insuring Lessee against any liability arising out of the use, occupancy and/or maintenance of the Premises, or arising out of this Lease, and naming Lessor as an additional insured.  The limit of such insurance shall not, however, limit the liability of Lessee under this Lease.  Insurance required under this Section 15.1 shall be licensed to do business in the State of Texas.

15.2Lessee's Delivery of Policies/Certificates of Insurance.  Within five (5) days of the earlier to occur of the Commencement Date or the date Lessee takes occupancy of the Premises, Lessee shall furnish Lessor with a certificate evidencing the insurance required by Section 15.1.  Lessee’s insurance carriers will endeavor to provide at least fifteen (15) days’ notice to Lessor of cancellation or non-renewal and ten (10) days’ notice for non-payment of premium.  If Lessee shall fail to procure and maintain such insurance, Lessor may, but shall not be required to, procure and maintain such insurance at Lessee's sole expense which amount shall be paid by Lessee to Lessor upon demand as additional rent hereunder.

15.3Property Insurance and Additional Lessee Insurance Requirements.  At all time during the Term, Lessee shall: (1) Lessee insure all of the furniture, furnishings, fixtures, alterations installed by Lessee, equipment and personal property of Lessee, its employees, agents and personnel at any time and from time to time anywhere on the Premises or the Complex, under property insurance coverage against loss or damage by fire and such other risks as are from time to

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time included in a standard special form policy (formerly known as “all risk”) insuring the full insurable value, with a one hundred percent replacement cost endorsement, and a stated value endorsement specifying an amount not less than the actual replacement cost thereof; (2) comprehensive automobile liability insurance for vehicles used in the operation of Lessee’s business; (3) business interruption insurance; (4) worker's compensation insurance; and (5) employer's liability insurance, all on forms and in such amounts as Lessor may from time to time reasonably require.  Any deductible shall be at Lessee's sole risk, as it relates to Lessee's waiver of claims set forth in Article 16 hereof.

All policies required to be carried by Lessee under this Section 15 shall be written with financially responsible insurance companies authorized to do business in Texas and with a Best & Company rating of "B+, VII" or better, and all evidence of insurance provided to Lessor shall contain an endorsement naming Lessor and Lessor's property management company as additional insureds (with respect to the liability insurance policies) and Lessor as a loss payee as its interest appears (with respect to the property insurance policy, as its interest may appear), respectively and Lessee shall provide for at least thirty (30) days' prior written notice to Lessor of any cancellation or material change.  Lessee shall deliver to Lessor a certificate of insurance outlining the insurance required herein at least fifteen (15) days prior to the Commencement Date and within three (3) business days of all renewals thereof.  Any self-insurance policies maintained by Lessee shall be subject to Lessor's prior written approval.  If Lessee fails to provide evidence of insurance required hereunder, prior to commencement of the Term, and thereafter during the Term, within three (3) business days of the expiration date of any such coverage, Lessor shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof to be charged to Lessee and paid upon written invoice therefor as Additional Rental.  Lessee, and not Lessor, will be liable for any costs or damages in excess of the statutory limit for which Lessee would, in the absence of worker's compensation, be liable.  In the event that Lessee fails to take out or maintain any policy required by this Section 15 to be maintained by Lessee, such failure shall be a defense to any claim asserted by Lessee against Lessor by reason of any loss sustained by Lessee that would have been covered by such policy, NOTWITHSTANDING THAT SUCH LOSS MAY HAVE BEEN PROXIMATELY CAUSED SOLELY OR PARTIALLY BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR OR LESSOR'S AGENTS, CONTRACTORS, LICENSEES, VISITORS, CUSTOMERS, INVITEES, SERVANTS OR EMPLOYEES.  If Lessee does not procure insurance as required herein, Lessor may, upon advance written notice to Lessee, cause the insurance to be issued and Lessee shall pay to Lessor the premium for such insurance within ten (10) days of Lessor's demand, plus interest at the past due rate provided for in this Lease until repaid by Lessee.  All insurance policies obtained by Lessee shall be written as primary policies (primary over any insurance carried by Lessor), not contributing with and not in excess of coverage which Lessor may carry, if any.

15.4Hold Harmless.  Neither Lessor nor any mortgagee of Lessor shall be liable to Lessee, or to Lessee's agents, contractors, licensees, visitors, servants, employees, customers or invitees for any damage to person (including death) or property caused by any act, omission or neglect of Lessee, its agents, contractors, licensees, visitors, customers, invitees, servants or employees, and Lessee agrees to indemnify and hold Lessor harmless from all liability and claims for any such damage.  Lessee shall not be liable to Lessor, or to Lessor's agents, contractors, licensees, visitors, servants, employees, customers or invitees for any damage to person (including death) or property caused by any act, omission or neglect of Lessor, its agents, contractors, licensees, visitors, customers, invitees, servants or employees, and Lessor agrees to indemnify and hold Lessee harmless from all claims for such damage.

ARTICLE 16.

Waiver of Subrogation Rights

16.1Waiver of Claims and Subrogation.  Notwithstanding anything in this Lease to the contrary, Lessor and Lessee hereby waive any and all rights of recovery, claim, action or cause of action, against the other party and its agents (including Lessor’s property manager), officers, partners and employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building, or any improvements thereto, or any personal property of such party in the Premises or the Building, or on the grounds of the Property, by reason of fire, the elements, or any other cause which is caused by or results from a risk which is insured against or was required to have been insured against under the terms of Section 15 hereof (to the required limits stated therein) or which would normally be covered by “special form” property insurance, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners or employees , and each party shall cause such insurance policies to contain provisions or endorsements wherein such insurer waives its right of recovery against such parties. All of Lessor’s and Lessee’s repair, restoration and indemnity

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obligations under this Lease shall be subject to the foregoing waiver. Lessee also waives, releases and relinquishes any and all recoveries, claims, actions, causes of action or rights of recovery against Lessor, its property manager, and their respective agents, employees, officers, partners and affiliates, for any loss or damage to Lessee’s business (including loss of profit or revenue) arising from casualty events to the Premises or any property of Lessee on the Property to the extent such loss could have been covered by a business interruption insurance policy covering full loss of Lessee’s business from any casualty event for a period of twelve months, whether or not arising from the negligence of Lessor or such other released parties, and Lessee further covenants and warrants to Lessor that no insurance company issuing Lessee a policy of business interruption insurance shall have any rights of subrogation against Lessor by reason of any payment of any such claim made thereon by Lessee.

ARTICLE 17.

Damage by Fire or Other Casualty

17.1Intentionally Deleted.

17.2Substantial Destruction.  If the Building should be so badly damaged by such fire or other casualty as to make the Premises or any material part of the Building (in excess of thirty percent (30%) of the total NRA of the Building) untenantable, then, in any such event, Lessor shall have the option to (a) terminate this Lease by written notice delivered to Lessee within sixty (60) days following the event of such damage or destruction, in which event neither party hereto shall thereafter have any further or future obligations hereunder, or (b) continue this Lease in force and effect.  If Lessor elects option (b), Lessor shall upon receipt of insurance proceeds adequate therefor, diligently repair and restore the damaged or destroyed improvements to substantially the same condition existing prior to such damage or destruction.  For the period beginning on the date that the Premises were rendered untenantable to the date of restoration of the Premises to substantially the same condition existing prior to such damage or destruction, provided that such casualty was not caused by negligence, fault or acts of Lessee, its agents, employees or invitees the rental payable hereunder shall be proportionately abated to the extent that Lessee does not actually conduct business upon or within untenantable portion of the Premises following such casualty.  For purposes of this Article, "untenantable" shall mean that the Premises have been made inaccessible or unfit, in Lessor’s reasonable opinion, for use for the purposes set forth in Section 7.1 as a result of fire or other casualty.

17.3Minor Destruction.  If a fire or other casualty occurs to the Building but does not render the Premises or a material part of the Building (as defined in Section 17.2 above) untenantable, this Lease shall continue in force and effect (unless terminated by Lessor pursuant to Section 17.5), and Lessor shall, upon receipt of insurance proceeds adequate therefor, diligently repair and restore the damaged improvements to substantially the same condition existing prior to such damage.  Provided that such casualty was not caused by negligence, fault or acts of Lessee, its agents, employees or invitees, then for the period during which Lessee is deprived of any part of the Premises by reason of such damage and the repair or restoration of the Premises, the rental payable hereunder shall be proportionately abated to the extent that Lessee does not actually conduct business upon or within the untenantable portion of the Premises following such casualty.

17.4Damage to Parking Structures.  If the covered parking structures in the Complex should be totally or substantially destroyed by fire or other casualty, then Lessor shall continue this Lease in full force and effect and Lessor shall diligently repair and restore the damage to substantially the same condition existing prior to such damage.

17.5Unavailability of Insurance Proceeds.  Lessor's obligation to repair and restore the Premises, the Building or covered parking structures in the event of a fire or other casualty as provided for in this Article 17 shall not require Lessor to expend funds in excess of insurance recoveries made by reason of such fire or other casualty. In the event insurance recoveries are not sufficient to make the repairs and restoration provided for in this Article 17, or such proceeds are required by Lessor's lender to be applied to indebtedness secured by the Complex, then Lessor may, at Lessor's option, terminate this Lease by written notice to Lessee within thirty (30) days after Lessor makes the determination of inadequacy or unavailability of insurance proceeds.  If Lessor elects to exercise such option to terminate this Lease, neither party hereto shall have any further or future obligations hereunder as of the date Lessee vacates the Premises, except those that may have theretofore accrued.  Notwithstanding anything in this Article 17 to the contrary, (i) Lessor shall not have the right to terminate this Lease if Lessor actually intends to restore the damage, and (ii) if the Premises are damaged by any peril and Lessor does not terminate this Lease, then Lessee shall have the option to terminate this Lease if the Premises cannot be, or

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are not in fact, fully restored by Lessor to their prior condition within one hundred eighty (180) days after the damage.

17.6Adjustment of Rent on Termination.  In the event this Lease is so terminated as provided for in Sections 17.2, 17.4 or 17.5, the rentals payable hereunder shall be adjusted as of the date of such termination (or the date on which Lessee fully vacates the Premises, whichever is later), and any rental paid for any period beyond such later date shall be promptly refunded to Lessee.

ARTICLE 18.

Indemnification of Lessor

18.1Lessee’s Indemnity.  Except to the extent due to the gross negligence or willful misconduct of Lessor, Lessee shall indemnify and hold harmless Lessor, its agents, employees, partners, lenders and affiliates (“Lessor Related Parties”), from and against any and all third party claims arising from or in connection with: (a) the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises during the term of this Lease; (b) any negligence or willful misconduct of Lessee, Lessee’s agent, employees, partners, lenders and affiliates (”Lessee Related Parties”); (c) any accident, injury or damage whatever occurring in, at or upon the Premises or to Lessee Related Parties when using the exercise center or conference room center; and (d) any breach or default by Lessee under this Lease; together with all actual reasonable out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim, or any action or proceeding brought thereon, including all reasonable attorney’s fees and expenses.

ARTICLE 19.

Limitation of Lessor's Personal Liability

19.1Absolute Limitation of Lessor's Liability.  Notwithstanding anything to the contrary in this Lease, Lessee specifically agrees to look solely to the amount of Lessor's interest in the Complex for the recovery of any judgment from Lessor, it being agreed by Lessor and Lessee that Lessor’s (or its successor’s) partners, shareholders, officers, directors and employees shall never be personally liable for any such judgment.  Lessee hereby expressly waives any right to recover for any claims against Lessor to the extent not recoverable from the amount of Lessor's interest in the Complex, whether based on Lessor's alleged negligence, breach of contract or otherwise.  The foregoing is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any other action not involving the personal liability of Lessor to respond in monetary damages from assets other than Lessor's interest in the Building or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Lessor.  LESSOR'S DUTIES AND WARRANTIES ARE LIMITED TO THOSE EXPRESSLY STATED IN THIS LEASE AND SHALL NOT INCLUDE ANY IMPLIED DUTIES OR IMPLIED WARRANTIES, NOW OR IN THE FUTURE.  NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE BY LESSOR OTHER THAN THOSE CONTAINED IN THIS LEASE.  Lessor shall only be liable for actual damages and shall never be liable for consequential, punitive, exemplary or special damages.

ARTICLE 20.

Damage to Lessee's Property

20.1Lessee's Risk.  All property in, on or about the Premises, the Building or the Complex belonging to Lessee, its agents, representatives, employees, visitors, contractors, patrons or licensees shall be there at the risk of Lessee, and Lessor shall not be liable for, and Lessee agrees to indemnify, defend and hold harmless Lessor from and against any and all claims (including attorney's fees) for damages to, or liabilities resulting from, theft, misappropriation or loss of such property, whether such claim is based in whole or in part on the alleged negligence of Lessor, or its employees, agents or representatives, or any party over whom Lessor is alleged to have authority or control.

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ARTICLE 21.

Condemnation

21.1Effect of Taking.  If there shall be taken by exercise of the power of eminent domain during the term of the Lease any part of the Premises or the Building, Lessor may elect either to terminate this Lease and all future obligations of the parties hereunder, or to continue this Lease in effect.  If Lessor elects to continue the Lease, the rental shall be reduced in proportion to the area of the Premises so taken and Lessor shall repair any damage to the Premises or the Building resulting from such taking.  All sums awarded or agreed upon between Lessor and the condemning authority for the taking of the interest of Lessor or Lessee, whether as damages or as compensation, shall be the property of Lessor, and Lessee hereby assigns to Lessor any right of Lessee therein or claim of Lessee thereto.  If Lessor elects to terminate this Lease, rental shall be payable up to the date that possession is taken by the condemning authority, and Lessor will refund to Lessee any prepaid unaccrued rent less any sum then owing by Lessee to Lessor.

ARTICLE 22.

Assignment or Sublease

22.1Assignment or Sublease.    Lessee shall not assign, sublease, mortgage, encumber, hypothecate, pledge, convey or otherwise transfer all or any part of Lessee's interest in this Lease or the Premises, by operation of law or otherwise, including without limitation, the transfer of Control (as defined below) of Lessee (any of the foregoing being referred to herein as a "Transfer"), without the prior written consent of Lessor.

22.2Notice of Proposed Sublet or Assignment.  In the event Lessee should desire to effect a Transfer, Lessee shall give Lessor the following, at least thirty (30) days in advance of the date on which Lessee desires to make such sublease or assignment:

(a)written notice of such intent, including the name and address of the proposed sublessee or assignee;

(b)banking and other credit information along with a current financial statement of the proposed sublessee or assignee and general references sufficient to enable Lessor to determine the proposed transferee's creditworthiness and character;

(c)reasonably satisfactory information about its business and business history;

(d)its proposed use of the Premises;

(e)certification that the proposed sublessee or assignee: (i) shall fully comply with Section 25.2 of the Lease as if they were a Representing Party (as defined in Section 25.2 below), (ii) that the proposed sublessee or assignee is not a Prohibited Person (as defined in section 25.2 below); and

(f) all information concerning the proposed sublease or assignment.

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22.3Lessor's Options Upon Receipt of Notice.  Lessor shall have a period of thirty (30) days following receipt of such notice within which to notify Lessee in writing that Lessor elects:  (1) if the sublease or assignment is for all or substantially all of the Premises for all or substantially all of the remaining Lease Term, to terminate this Lease as to the space so affected as of the date so specified by Lessee in which event Lessee will be relieved of all further obligation hereunder as to such space; (2) to permit Lessee to effect such Transfer, subject, however, to the requirement that Lessee and such transferee enter into a written consent agreement with Lessor stipulating and agreeing to certain matters with respect to such Transfer as reasonably requested by Lessor, including without limitation that fifty percent (50%) of any profit and other consideration realized by Lessee as a result of any transfer (e.g., the difference between the consideration or rental received by Lessee from sublessee, and the rent then required to be paid under this Lease, after deducting Lessee’s reasonable costs associated with the sublease, multiplied by the number of months in the term of the sublease) shall, to the extent such profit and other consideration is received immediately, be due and payable by Lessee to Lessor upon the execution of an assignment or sublease, and, to the extent such profit and other consideration is deferred, be payable to Lessor by Lessee as it is received; or (3) to refuse to consent to Lessee's proposed Transfer and to continue this Lease in full force and effect as to the entire Premises.  If Lessor should fail to notify Lessee in writing of such election within the stated thirty (30) day period, Lessor shall be deemed to have elected option (3) above.  No consent by Lessor to any assignment or sublease shall be deemed to be consent to a use not permitted under this Lease, to any act in violation of this Lease, or to any other or subsequent Transfer, and no Transfer by Lessee shall relieve Lessee of any obligation under this Lease.  Any sublease or assignment shall be subject to all the terms and conditions of this Lease.  Lessee shall not have the right to assign the Lease or sublet all or any portion of the Premises to any existing Lessees in the Complex, or to any prospective Lessees with whom Lessor is in negotiations for lease space in the Complex.  Any attempted Transfer by Lessee in violation of the terms and covenants of this paragraph shall be void ab initio.  Lessor agrees that it will only withhold its consent to a proposed assignment or subletting if one of the following is true, which Lessee acknowledges shall be deemed to be a reasonable basis for Lessor to withhold it consent (i) the nature and character of the proposed transferee, its creditworthiness, business and activities or its intended use of the Premises are not consistent with the permitted use set forth in this Lease and/or the standards of the Building in Lessor's sole judgment, (ii) the proposed transferee (or any of its affiliates) is then an occupant of any part of the Complex or a party with whom Lessor is then negotiating to lease space within the Complex, (iii) the proposed occupancy would impose a significantly extra burden upon the Building systems or Lessor's ability to provide services to the other Lessees of the Buildings, (iv) the granting of such consent would constitute a default under any other agreement to which Lessor is a party or by which Lessor is bound or (v) a default by Lessee under this Lease is then pending; provided, however, if an uncured default is then pending Lessor may require that Lessee cure such default as a condition to Lessor's consent to such assignment or subletting. In the event that Lessee requests that Lessor consider a sublease or assignment hereunder, Lessee shall pay (i) Lessor's reasonable fees, not to exceed Seven Hundred Fifty and No/100 Dollars ($750.00) per transaction, incurred in connection with the consideration of such request for such sublease or assignment, and (ii) all attorneys' fees and costs incurred by Lessor in connection with the consideration of such request or such sublease or assignment, not to exceed Two Thousand Five Hundred Dollars ($2,500) per transaction.   Notwithstanding the foregoing provisions of this Section 22, Lessee may sublease the Premises or assign this Lease to an Affiliate (as defined below), or a Successor (as defined below) without Lessor's right to any profits or to recapture, and without Lessor's consent or approval, provided Lessor shall be furnished with a copy thereof at least ten (10) business days prior to its execution and/or consummation (or, if prohibited by law or contract, promptly thereafter).  The term "Affiliate" shall mean and refer to any person or entity Controlling, Controlled by, or under common Control with another such person or entity.  "Successor", as used herein, means any partnership, corporation, limited liability company, or to any successor of Lessee (A) into which or with which Lessee is merged or consolidated, or (B) arising from a reorganization of Lessee or the transfer of Lessee's interest under this Lease made in conjunction with the transfer of all or substantially all of the assets and liabilities of Lessee.  "Control" and its derivatives, as used herein, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of Lessee; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.

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No assignment or subletting by Lessee shall relieve Lessee of any then existing or future accruing obligation under this Lease.  Fifty percent (50%) of any and all consideration paid to Lessee in connection with any sublease or assignment in excess of the rental called for herein (after deducting Lessee’s reasonable costs and expenses associated with such sublease or assignment) shall be for Lessor's account and shall be paid over to Lessor by Lessee upon Lessee's receipt thereof.

ARTICLE 23.

Assignment by Lessor

23.1Lessor May Assign.  Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligation hereunder and in the Complex and property referred to in this Lease, and in such event and upon its transferee's assuming Lessor's future accruing obligations hereunder, no further liability or obligation shall thereafter accrue against Lessor under this Lease.

ARTICLE 24.

Rules and Regulations

24.1Adoption by Lessor; Lessee's Compliance.  Lessee agrees to comply with all reasonable rules and regulations that Lessor may adopt from time to time for operation of the Complex, parking areas and drives and protection and welfare of the Complex and covered parking structures, its lessees, visitors and occupants.  Present rules and regulations entitled "Rules and Regulations" are attached to this Lease as Exhibit "D" and are incorporated herein by this reference.  Any amendments, modifications or additions to such Rules and Regulations shall become a part of this Lease upon delivery of a copy thereof to Lessee in accordance with Section 43.1 of this Lease.

ARTICLE 25.

Governmental Regulations

25.1Lessee Must Comply.  Lessee shall, at Lessee's sole cost and expense, comply with all requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force or which may hereafter be in force, pertaining to Lessee's use of the Premises, and shall faithfully observe in the use of the Premises all municipal and county ordinances and state and federal statutes, laws and regulations now in force or which may hereafter be in force.  Notwithstanding anything to the contrary herein, Lessee shall not be required to comply with or cause the Premises to comply with any laws, rules, regulations or insurance requirements requiring the construction of alterations unless such compliance is necessitated solely due to Lessee’s particular use of the Premises.

25.2Compliance with Federal Law.   Lessor and Lessee (each a “Representing Party”) each represents and warrants to the other (i) that neither the Representing Party nor, to its knowledge, any person or entity that directly owns a ten percent (10%) or greater equity interest in it nor, to its knowledge, any of its officers, directors or managing members is a person or entity (each a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”), of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 (the “Executive Order”), signed on September 23, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, (ii) that the Representing Party’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that throughout the term of this Lease the Representing Party shall comply with the Executive Order and with the Money Laundering Act.

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ARTICLE 26.

Solicitation of Business

26.1No Solicitation Permitted.  Except for the permitted purpose provided for in Item 4 of the Basic Lease Provisions, Lessee and Lessee's employees, officers, agents, licensees and invitees shall not solicit business in the Building or the Building's parking facilities or common areas or elsewhere within the Complex, nor shall Lessee distribute any handbills or other advertising matter on automobiles parked in the parking facilities or in common areas.

ARTICLE 27.

Taxes on Lessee's Personal Property

27.1Lessee Responsible for Taxes.  Lessee shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Premises by Lessee.

ARTICLE 28.

Mechanic's and Materialmen's Liens

28.1Lessee Not Authorized to Create.  Lessee shall pay promptly all contractors and materialmen, and prevent the filing and attachment of any lien or claim of lien to the Premises, the Complex and/or this Lease.  Nothing herein shall be read or construed to authorize Lessee to construct any improvements on behalf of Lessor or to create on behalf of or for the account of Lessor any mechanic's, materialman's or other lien of any kind on the Land, Building or any part of the Complex (other than Lessee's leasehold interest in the Premises under this Lease), and such authority is hereby expressly denied to Lessee.

28.2Lessee's Obligations to Obtain Release.  Should any such lien notice be made or filed against the Land, the Complex or Lessee's leasehold interest, Lessee shall bond against (in form, amount and content satisfactory to Lessor) or discharge the same within fifteen (15) days after written request by Lessor (which period shall be in lieu of any notice or opportunity to cure required by Section 31.1 hereof).  In the event of Lessee's failure to do so Lessor may (among its other remedies) pay the amount thereof and add the cost, including attorney's fees (plus a seven and one-half percent (7.5%) charge for Lessor's overhead and administrative costs) to the next month's rental due hereunder.

ARTICLE 29.

Lessor's Mortgages

29.1Subordination and Attornment.  Lessee accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or similar interest (herein, a “Mortgage”); provided, however, that if the holder of such Mortgage (the “Mortgagee”) thereunder elects to have Lessee's interest in this Lease superior to any such Mortgage, then by written notice to Lessee from the Mortgagee, this Lease shall be deemed superior to the lien created by that Mortgage, provided that Mortgagee signs a Non-Disturbance Agreement which shall provide that so long as the Lessee is not in default in its obligations under this Lease, Lessee’s possession of the Premises will not be disturbed during the term.  In the event of any foreclosure of any such lien or mortgage, Lessee agrees to attorn to the Mortgagee or other purchaser at foreclosure, upon demand. Notwithstanding anything to the contrary contained herein, Lessee agrees that this Lease shall be subordinate to any future Mortgage placed against the Premises or the Complex, and that it will attorn to the future Mortgagee, only if the Mortgagee agrees with Lessee in a subordination, non-disturbance and attornment agreement (an “SNDA Agreement”), in the Mortgagee’s then standard form, that Lessee’s right to use and occupy the Premises under the terms of this Lease will not be deprived as a result of a termination or foreclosure of such Mortgage so long as Lessee is not then in default under this Lease; provided, however, that Lessee acknowledges and agrees that such SNDA Agreement may contain, among other terms and conditions required for obtaining such Mortgage (i) any provision (or the substantial equivalent thereof) contained in any previous SNDA Agreement executed by Lessee, (ii) a provision requiring that notices of Lessor default be given to the Mortgagee and the Mortgagee allowed a reasonable time in addition to Lessor’s cure period hereunder to cure such default before Lessee shall be entitled to take its remedies hereunder or by law, (iii) a provision stating that the terms of the Mortgage govern over any conflicting provision of this Lease pertaining to the Mortgagee’s obligation to make insurance

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or condemnation proceeds available for reconstruction of any part of the Premises, (iv) provisions by which such Mortgagee or successor-in-interest upon foreclosure is agreed not to be bound by (a) any payment of rent or additional rent for more than one (1) month in advance, including prepayment in the nature of security for the performance by Lessee of its obligations under this Lease (unless actually received by such successor in interest), (b) any obligations of Lessor to construct initial improvements (although if the Mortgagee insists on this clause it must agree that Lessee may complete the Premises pursuant to the approved Final Plans and Specifications provided in Exhibit “C” hereto, and offset the amount expended against rentals due hereunder, as long as Lessee makes such election within ten (10) days after the Mortgagee’s demand following transfer of the Premises to the Mortgagee or a purchaser at foreclosure), (c) any amendment or modification of this Lease (or implied waiver of Lessee’s obligations) made without the written consent of such trustee or such beneficiary or such successor in interest, (d) any representations or defaults by any prior Lessor unless such defaults are continuing, and (e) any other matters that such Mortgagee is not directly responsible for causing, as such Mortgagee may specify, unless such matter constitutes a continuing default and/or (v) such other provisions and protections as such Mortgagee may request that are reasonably customary in the commercial mortgage lending industry at the time so long as such provisions do not materially adversely affect Lessee’s rights or obligations hereunder.  Lessee, at any time hereafter on demand by Lessor, shall promptly execute and deliver to Lessor, in any event within ten (10) days of such demand, an SNDA Agreement meeting the above criteria or in any other commercially reasonable form.

ARTICLE 30.

Lessee's Covenants

30.1Covenants.  Lessee hereby covenants and agrees (among its other covenants herein) as follows:

(a)To pay all rent or other monies as such become due and payable to Lessor under this Lease, at all times and in the manner specified, including, but not limited to, the late charge provided for in Section 3.4, if applicable, and to pay interest on all past due rental amounts and other past due payments at the maximum rate of interest permitted by Article 5069-1.04 of the Texas Revised Civil Statutes, as amended, from the due date until paid.

(b)To permit Lessor to install signs on the interior or exterior of the Building, or change the name of the Building or street address after thirty (30) days' written notice of Lessor's intention to do so.

(c)To permit Lessor six (6) months prior to the termination of this Lease to show the Premises during business or non-business hours to prospective lessees and to advertise the Premises for rent.

(d)To surrender and return the Premises and all keys, equipment and fixtures of Lessor in as good condition as existed on the Commencement Date, ordinary wear and tear, and natural deterioration, casualties, condemnation, and repairs that Lessee is not responsible for under this Lease, excepted, promptly at the termination of this Lease by lapse of time or otherwise; provided, however, that all Lessee's fixtures and personal property shall be removed on or prior to the date of termination of this Lease and those fixtures and personal property not removed from the Premises within ten (10) days after date of termination of this Lease shall be conclusively presumed to have been abandoned by Lessee and title thereto shall, at Lessor's election, pass to Lessor under this Lease as a bill of sale.  In addition, upon surrender of the Premises, Lessee shall have removed, at its sole cost and expense, all voice and data cabling it installed from the Premises and all other portions of the Building.

(e)Not to advertise the business, profession or activities of Lessee in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than that of the business address of Lessee or use pictures or likenesses of the Building or the Building name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material, without Lessor's prior written consent, such consent shall not be unreasonably withheld.

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(f)To conduct its business and control its agents, employees, invitees, customers and visitors in such manner as to not create any nuisance, or interfere with, annoy or disturb any other lessee or Lessor in its operation of the Building.

(g)Not to permit, erect and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights, signs or advertising devices in front of or in the proximity of interior and exterior windows, glass panels or glass doors providing a view into the interior of the Premises unless same shall have been first approved in writing by Lessor.

(h)To observe and perform each and all of the terms, provisions and agreements of this Lease to be observed and performed by Lessee.

ARTICLE 31.

Default by Lessee; Lessor's Remedies

31.1Events of Default.  Each of the following occurrences, or acts or omissions of Lessee, shall constitute an event of default by Lessee under this Lease (hereinafter called an “Event of Default”):

(a)Failure or refusal by Lessee to make the timely and punctual payment of any rent or other sums payable under this Lease when and as the same shall become due and payable, provided that Lessor has given Lessee three (3) days' written notice that such amount is delinquent; provided further, however, that once Lessor has given Lessee two (2) such notices during any twelve (12) month period during the term of this Lease for any one or more times that any payments are not made when due hereunder, Lessor shall not be required to give further notice or any notice at all with respect to subsequent defaults in such twelve (12) month period, and the failure or refusal by Lessee to timely make any payment thereafter due hereunder shall immediately constitute an Event of Default entitling Lessor to pursue its remedies without notice or demand (for purposes of this Lease, a monthly statement indicating any rent or other sum is “delinquent” or "past-due," or similar notation, shall constitute sufficient notice under this paragraph that such rent or other sum is delinquent for purposes hereof);; or

(b)Abandonment of all or any portion of the Premises (excluding space occupied by sublessees, if any), or taking such action as in the reasonable judgment of Lessor evidences an intent by Lessee to do so or failure by Lessee to occupy the Premises within thirty (30) days after the Commencement; or

(c)The filing or execution or occurrence of a petition in bankruptcy or other insolvency proceeding by or against Lessee; or petition or answer seeking relief under any provision of the U.S. Bankruptcy Code; or an assignment of all or a portion of Lessee’s assets for the benefit of creditors; or a petition or other proceeding by or against Lessee for the appointment of a trustee, receiver or liquidator of Lessee or any of Lessee’s property; or a proceeding by any governmental authority for the dissolution or liquidation of Lessee; provided, however, that if any such petition or action is an involuntary petition or action, then the same shall not constitute an Event of Default for purposes hereof unless the same remains undismissed after a period of sixty (60) days from the date of its filing; or

(d)Any assignment or sublease by Lessee (whether or not legal, valid or enforceable and whether or not rendered void by the terms hereof), or the occupation or use of the Premises (or any portion thereof) by persons other than Lessee in a manner that would be equivalent to a sublease or assignment under applicable law, unless consented to by Lessor or otherwise permitted pursuant to the provisions of Section 22 hereof; or

(e)Lessee uses the Premises or any part for any purposes other than the Permitted Use and either (i) such impermissible use continues for a period of ten (10) days after written notice of such violation is given by Lessor to Lessee or (ii) immediately and without notice or demand if such use violation is repeated or chronic (i.e., occurs after six (6) prior instances in which Lessor has given Lessee written notice of prior violations of the Permitted Use, whether or not cured on those prior occasions and whether or not the current violation is similar to the prior violations; or

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(f)Lessee fails to remove or bond around any materialman’s or mechanic’s lien within thirty (30) days from the date Lessee receives notice of its filing from any source; or

(g)Lessee makes a material modification, alteration or improvement to the Premises (excluding painting, changes in wall-coverings or other strictly cosmetic changes, to the extent not visible from the interior of the Building Common Area) without Lessor’s prior written consent as required herein; or

(h)Chronic or repeated violation of material Rules and Regulations of the Building or other provisions of this Lease which, by their nature, do not continue from day to day (i.e., immediately and without further notice if any further such violation occurs after three prior violations in the same twelve month period and if written notices of at least three such prior violations during that twelve month period have been given by Lessor to Lessee); or

(i)Lessee records this Lease or any memorandum or notation thereof in violation of the provisions of Article 38 hereof; or

(j)Lessee (A) allows Hazardous Materials on the Premises that are not allowed by the terms of this Lease, but that are not released into or on the Premises or the Building or Property, and such materials either (i) are not removed from the Premises within ten (10) days after written notice or demand by Lessor on Lessee, or (ii) are allowed on the Premises after repeated previous occasions (two or more occasions in any given 12-month period) on which Lessor gave Lessee written notice to remove such prohibited materials (whether or not such materials were removed on the prior occasions), or (B) allows or causes any release of Hazardous Materials in or upon the Premises or the Building or Property (or adjacent property) in violation of this Lease and such contamination cannot be or is not cleaned up to the satisfaction of Lessor and governmental authorities with jurisdiction within ten (10) days after written notice from Lessor to Lessee; or

(k)Lessee violates any requirement of applicable law that is Lessee’s responsibility to comply with under this Lease to the extent that, as a result thereof, Lessor or its property management agent can be held liable for any fine, penalty or assessment, or be the subject to any enforcement action interfering with the operation of the Building, by or of any governmental authority or agency, or to the extent that any mortgages lienholder is entitled to accelerate the indebtedness secured by the Building or Property, and such violation is not fully remedied and cured by Lessee within ten (10) days after written notice thereof is given to Lessee by Lessor, using Lessee’s best efforts; provided, however, that in any event and notwithstanding Lessee’s diligent attempts to cure such default, Lessee shall be required to cure any such violation within thirty (30) calendar days after the written notice is given to Lessee by Lessor if such consequences exist and notice is given by Lessor to Lessee under this paragraph (k), rather than paragraph (l) immediately below, Lessor will specify in its notice to Lessee that notice is being given under this clause and shall specify the reason that the default by Lessee is of a nature covered by this paragraph); or

(l)Failure by Lessee in the performance or compliance with any of the agreements, terms, covenants or conditions provided in this Lease, other than those referred to in Section 31.1(a) through (k), above (unless Lessor expressly elects to proceed under this paragraph), for a period of ten (10) days after notice from Lessor to Lessee specifying the items in default; provided, however, that if the cure of such default cannot reasonably be cured by Lessee within such ten (10)-day period despite diligent commencement and diligent and continuous prosecution of such cure after receipt of notice of default from Lessor, Lessee shall have such additional time to cure as would be reasonably necessary in the exercise of prompt, diligent and continuous efforts to cure the default in question, but in no event beyond one hundred twenty (120) days from the date Lessor gave Lessee notice of such default; or

(m)Default by Lessee under any other lease made by Lessee (or any party related to or affiliated with Lessee) for any other space in the Building, or any other contractual agreement between Lessor and Lessee of any nature of kind after Lessor has given Lessee a written notice that such event of default constitutes a default hereunder and such default under such other lease remains uncured for an additional period of ten (10) days following such notice.

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31.2Certain Lessor Remedies.  This Lease is subject to the limitation that if and whenever any Event of Default shall occur, Lessor may, at its option and without prior verbal or written notice to Lessee, in addition to all other rights and remedies given hereunder or by law or equity, continue this Lease in full force and effect and/or do any one or more of the following, automatically reserving its claims for damages as hereinafter stated:

(a)Terminate this Lease, in which event Lessee shall immediately surrender possession of the Premises to Lessor; and/or

(b)Enter upon and take possession of the Premises and expel or remove Lessee and any other occupant therefrom with or without having terminated the Lease; and/or

(c)Alter locks and other security devices at the Premises; and/or

(d)Discontinue any construction of improvements to the Premises called for in this Lease.

31.3No Implied Acceptance of Surrender.  Exercise by Lessor of any one or more remedies granted under Section 31.2 or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Lessee, whether by agreement or by operation of law, it being understood that such surrender can be effected only by express written notice from Lessor to Lessee that Lessor is releasing Lessee from all further obligation hereunder.

31.4Lessee's Liability Upon Termination.  In the event Lessor elects to terminate the Lease by reason of an Event of Default, then notwithstanding such termination, Lessee shall be liable for and shall pay to Lessor, at Lessor’s address as shown in Item 2 of the Basic Lease Provisions, the sum of all rent and other indebtedness accrued to the date of such termination, and all expenses incurred by Lessor as provided in Section 31.6, plus, as damages, an amount equal to the aggregate of the rental payable hereunder for the remaining portion of the Lease Term (had such term not been terminated by Lessor prior to the stated term set forth in the Basic Lease Provisions), less the net present value (discounted at an interest rate equal to eight percent (8%)) of the fair market rental value of the Premises for the remaining portion of the Lease Term, as reasonably determined by Lessor.

31.5Lessee's Liability Upon Repossession.  In the event that Lessor elects to repossess the Premises without terminating the Lease, Lessee shall, at Lessor's election, be liable for and shall pay to Lessor at Lessor's address as shown in Item 2 of the Basic Lease Provisions, either of the following:  (a) All rent and other indebtedness accrued to the date of such repossession, plus rent required to be paid by Lessee to Lessor during the remainder of the Lease term as stated in Item 7(b) of the Basic Lease Provisions, diminished by any net sums thereafter received by Lessor through reletting the Premises during such period (after deducting expenses incurred by Lessor as provided in Section 31.6), it being expressly agreed that re‑entry by Lessor will not affect the obligations of Lessee for the unexpired term of the Lease; in no event shall Lessee be entitled to any excess of the rent obtained by reletting over and above the rent herein reserved; and actions to collect amounts due by Lessee as provided in this Section 31.5 may be brought from time to time, on one or more occasions, without the necessity of Lessor's waiting until expiration of the Lease term; or (b) The sum of all rent and other indebtedness accrued to the date of such termination, and all expenses incurred by Lessor as provided in Section 31.6, and, without prior notice to Lessee Lessor may accelerate and declare immediately due and payable all rentals payable hereunder for the remaining portion of the Lease term (had such term not been terminated by Lessor prior to the date of expiration stated in Item 7(c) of the Basic Lease Provisions); provided, however, that Lessee shall be entitled to a credit against such accelerated rentals for the net present value (discounted at an interest rate equal to eight percent (8%)) of the fair market rental value of the Premises for the remaining portion of the Lease term, as determined by Lessor.

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Lessor agrees to mitigate damages on the following basis: (i) Lessor shall use reasonable efforts to mitigate, which shall not exceed such efforts as Lessor generally uses to lease other space at the Complex, and (ii) Lessor will not be deemed to have failed to mitigate if Lessor or its affiliates lease any other portions of completed office space at the Complex, before reletting all or any portion of the Premises.  In recognition that the value of the property depends on the rental rates and terms of leases therein, Lessor’s rejection of a prospective replacement lessee based on an offer of rentals below Lessor’s published rates for new leases of comparable space at this property at the time in question, or at Lessor’s option, below the rates provided in this Lease, or containing terms less favorable that those contained herein, shall not give rise to a claim by Lessee that Lessor failed to mitigate Lessor’s damages.

31.6Other Liabilities of Lessee.  If an Event of Default occurs, Lessee shall, in addition to all amounts due under Section 31.4 and Section 31.5, be liable for and shall pay to Lessor (to the extent that any such amount is not also deducted from the credit given Lessee for rent received by Lessor from any reletting), at Lessor's address as shown in Item 2 of the Basic Lease Provisions and in addition to any sum provided to be paid elsewhere in this Article 31, any and all of the following described amounts:

(a)Broker's fees payable to Lessor or any affiliates of Lessor or any outside broker in connection with reletting the whole or any part of the Premises;

(b)The cost of removing and storing Lessee's or other occupant's property;

(c)The cost of repairing, altering, remodeling or otherwise putting the Premises into a condition acceptable to a new lessee or lessees; and

(d)All reasonable expenses incurred by Lessor in enforcing Lessor's remedies, including, but not limited to, reasonable attorney's fees.  Past due rental amounts, including, but not limited to, Base Rental, Additional Rent, Additional Monthly Rent, amounts payable in accordance with Section 3.3, all late charges and other past due payments shall bear interest at the maximum rate permitted by Article 5069-1.04 of the Texas Revised Civil Statutes, as amended, from due date until paid.

31.7Right to Change Locks.  In the event that Lessor is entitled to change the locks or other security devices at the Premises pursuant to any of the foregoing provisions, Lessee agrees that entry may be gained for that purpose through use of a duplicate or master key or any other peaceable means, that same may be conducted out of the presence of Lessee if Lessor so elects, that no notice shall be required to be posted by the Lessor on any door to the Premises (or elsewhere) disclosing the reason for such action or any other information, and that Lessor shall not be obligated to provide a key to the changed lock or other security devices to Lessee unless Lessee shall have first:

(a)brought current all payments due to Lessor under this Lease; provided, however, that if Lessor has theretofore formally and permanently repossessed the Premises by notice pursuant to Section 31.2(b) hereof, or has terminated this Lease by notice pursuant to Section 31.2(a) hereof, then Lessor shall be under no obligation to provide a key to the new lock(s) to Lessee regardless of Lessee's payment of past due rent or other past due amounts, damages, or any other payments or amounts of any nature or kind whatsoever;

(b)fully cured and remedied to Lessee's satisfaction all other defaults of Lessee under this Lease (but if such defaults are not subject to cure, such as early abandonment of the Premises, then Lessor shall not be obligated to provide the new key to Lessee under any circumstances); and

(c)given Lessor security and assurance reasonably satisfactory to Lessor that Lessee intends to and is able to meet and comply with its future obligations under this Lease, both monetary and non‑monetary.

Lessor will, upon written request by Lessee, at Lessor's convenience and upon Lessee's execution and delivery of such waivers and indemnifications as Lessor may require, at Lessor's option either (i) escort Lessee or its specifically authorized employees or agents to the Premises to retrieve personal belongings and effects of Lessee's employees (as opposed to property which is an asset of Lessee), and property of Lessee that is not subject to the Lessor’s liens and security interests described in Section 33.1, below, or (ii) obtain from Lessee a list of such property described in (i), above, and arrange for

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such items to be removed from the Premises and made available to Lessee at such place and at such time in or about the premises of the Building as Lessor may designate; provided, however, that if Lessor elects option (ii), then Lessee shall be required to deliver to Lessor such waivers and indemnifications as Lessor may require in connection therewith, and pay in cash in advance to Lessor (A) the estimated costs that Lessor will incur in removing such property from the Premises and making same available to Lessee at the stipulated location, and (B) all moving and/or storage charges theretofore incurred by Lessor with respect to such property.  The provisions of this Section 31.7 are intended to override and supersede any conflicting provisions of the Texas Property Code (including, without limitation, Sections 93.001 et seq. thereof, as in effect on the date of this Lease, and any amendments or successor statutes thereto), and of any other law, to the maximum extent permitted by applicable law.

31.8Intentionally Deleted.

31.9Lessor's Right to Remedy.  If Lessee should fail to make any payment or cure any default under this Lease within the time period (if any) provided for in Section 31.1, above, Lessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Lessee (and enter the Premises for such purpose), and thereupon Lessee shall be obligated to, and hereby agrees to, pay Lessor, upon demand, all costs, expenses and disbursements (including, but not limited to, reasonable attorney's fees) incurred by Lessor in taking such remedial action.

31.10Attorney's Fees.  In the event Lessee makes default in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any rent or other amount due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or collection agency, or files suit upon this Lease, Lessee agrees to pay Lessor's actual attorney's fees and costs of collection.

31.11Bankruptcy.  If a petition is filed by or against Lessee for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), and Lessee (including for purposes of this Section Lessee’s successor in bankruptcy, whether a trustee or Lessee as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on terms acceptable to Lessee, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease Agreement, shall be given to Lessor by Lessee no later than twenty (20) days after Lessee has made or received such offer, but in no event later than ten (10) days prior to the date on which Lessee applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment.  Lessor shall have the prior right and option, to be exercised by notice to Lessee given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease.  If this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code, Lessor: (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease in an amount substantially the same as would have been required by Lessor upon the initial leasing to a Lessee similar to the assignee; and (ii) shall receive, as additional rent, the sums and economic consideration described in Article 31.4.  Any person or entity to which this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Lessee’s obligations arising under this Lease Agreement on and after the date of such assignment.  Any such assignee shall, upon demand, execute and deliver to Lessor an instrument confirming such assumption.  No provision of this Lease Agreement shall be deemed a waiver of Lessor’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease Agreement, to require a timely performance of Lessee’s obligations under this Lease Agreement, or to regain possession of the Premises if this Lease Agreement has neither been assumed on or rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed.  Notwithstanding anything in this Lease Agreement to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease Agreement, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

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ARTICLE 32.

Default by Lessor; Lessee's Remedies

32.1Notice to Lessor.  In the event of any default by Lessor, Lessee's exclusive remedy shall be, subject to the limitation provided in Section 19.1, an action for damages or equitable relief (Lessee hereby waiving the benefit of any laws granting Lessee a lien upon the property of the Lessor and/or upon rent due Lessor), but prior to any such action Lessee shall give Lessor written notice specifying such default with particularity, and Lessor shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Lessor of due diligence)  in which to cure any such default.  Unless and until Lessor fails to so cure any default after such notice, Lessee shall not have any remedy or cause of action by reason thereof.  All obligations of Lessor hereunder will be construed as covenants, not conditions; all such obligations will be binding upon Lessor only during the period of its ownership of the Building and the Complex and not thereafter.  Under no circumstances whatsoever shall Lessor ever be liable hereunder for consequential damages or special damages.

32.2Notice to Lessor's Mortgagee(s).  If the Building and/or the Premises are at any time subject to a mortgage and/or mortgage and deed of trust, then in any instance in which Lessee gives notice to Lessor alleging default by Lessor hereunder, Lessee shall also simultaneously give a copy of such notice to each Lessor's mortgagee (provided that such mortgagee shall have furnished written notice to Lessee of such mortgagee's address), and each Lessor's mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that it is permitted to Lessor hereunder, plus an additional period of thirty (30) days, and Lessee shall accept such curative or remedial action (if any) taken by Lessor's mortgagee, with the same effect as if such action had been taken by Lessor.

ARTICLE 33.

Lien for Rent

33.1Lien. In consideration of the mutual benefits arising under this Lease, Lessee hereby grants to Lessor a lien and security interest on all furniture and fixtures owned by Lessee now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Lessor for payment of all rent and other sums agreed to be paid by Lessee under or with respect to this Lease.  The provisions of this Section 33.1 relating to such lien and security interest shall constitute a security agreement under the Texas Uniform Commercial Code so that Lessor shall have and may enforce a security interest on all furniture and fixtures owned by Lessee now or hereafter placed in or on the Premises.  Lessor may at its election at any time file a financing statement to reflect the existence of this security interest and lien.  Lessor, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the Uniform Commercial Code, including, without limitation, all self-help repossession rights, which rights and remedies shall be in addition to and cumulative of the Lessor's liens and rights provided by law or by the other terms and provisions of this Lease.  Lessor shall subordinate such lien to any third party financings by Lessee. Lessor’s statutory lien shall be limited to Lessee’s furniture and fixtures.

ARTICLE 34.

Non‑Waiver

34.1Lessor Not Deemed to Waive Rights By Inaction.  Neither acceptance of rent nor any other amount due hereunder by Lessor nor failure to complain of any action, non‑action or default of Lessee, whether singular or repetitive, shall constitute a waiver of any of Lessor's rights hereunder.  Waiver by Lessor of any right for any Event of Default by Lessee shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.  No act or thing done by Lessor or its agents or representatives shall be deemed to be an acceptance of surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Lessor.

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ARTICLE 35.

Early Occupancy

35.1Early Occupancy by Lessee.  Lessee will not occupy or attempt to occupy the Premises or any part thereof prior to the date tendered by Lessor to Lessee pursuant to the terms hereof, except with the prior written consent of Lessor; provided, however, so long as the same does not unreasonably interfere with Lessor’s completion of the Lessee Finish Improvements, Lessee may enter the Premises prior to the Commencement Date to install cabling and prepare the Premises for occupancy.  If Lessee takes occupancy of any part of the Premises prior to the beginning of the Lease term for the conduct of business (and not for the purpose of preparing the Premises for occupancy as set forth above), all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and Lessee shall pay rent for such period at the Base Rental rate as specified in Item 6(a) of the Basic Lease Provisions.

ARTICLE 36.

Holding Over

36.1Lessee Holdover.  If Lessee should remain in possession of the Premises after the expiration or termination of this Lease, without the execution by Lessor and Lessee of a new lease, then Lessee shall be deemed to be occupying the Premises as a lessee‑at‑sufferance subject to all the covenants and obligations of this Lease, and shall pay daily rent equal to one hundred fifty percent (150%) of the amount of the Base Rental, plus the Additional Monthly Rent then most recently in effect, for the entire holdover period.  No holding over by Lessee after the term of this Lease with the written consent of Lessor shall operate to extend the Lease for a longer period than one (1) month, and any holding over with the consent of Lessor in writing (unless a different term is specified therein) shall thereafter constitute this Lease a lease from month to month.

ARTICLE 37.

Estoppel Certificate

37.1Lessee to Provide Certification.  Lessee agrees that at any time and from time to time upon not less than ten (10) business days' prior request by Lessor, Lessee shall accurately complete, execute and deliver to Lessor, in a form provided by Lessor, a statement (the “Estoppel Certificate”) in writing accurately certifying the following (or, to the extent any such statement cannot be made unqualifiedly because of factual matters then existing, certifying such matter and excepting only those specific material matters that are qualifications to such certification): (a) the date upon which the term of this Lease commences and terminates; (b) the date to which Base Rental, parking rental, and any rental adjustments under Section 12 hereof have been paid; (c) the amount of any Security Deposit held by Lessor hereunder; (d) that Lessee has accepted and is occupying the Premises; (e) that the Lease is in full force and effect and has not been modified or amended; (f) that all improvements to the Premises and Building/Complex (if any) required to be constructed by Lessor or Lessee pursuant to this Lease have been satisfactorily completed; (g) that there are no defaults of Lessor under the Lease nor any existing condition upon which the giving of notice or lapse of time would constitute a default, and that Lessee is not in default under this Lease; (h) that Lessee has not entitled to any offset against rents except as stated in the Lease, if at all; (i) that Lessee has received no notice from any insurance company of any defects or inadequacies of the Premises; (j) that Lessee has no options or rights other than as set forth in the Lease; (k) Lessee's then current financial condition, and (l) such other matters that Lessor may request be addressed.  Lessee’s right to qualify any certification in the Estoppel Certificate because of factual matters shall not allow Lessee to make any general qualifications or exceptions (such as limiting its certifications to its knowledge or to the knowledge of a particular person) to its certification.  If such statement is to be delivered to a purchaser of the Complex, it shall further include the agreement of Lessee to recognize such purchaser as Lessor under the Lease upon sale of the Complex and to thereafter pay rent to such purchaser or its designee in accordance with the terms of this Lease, and that Lessee acknowledges that any such purchaser will rely on such statement.  Furthermore, if requested by Lessor, such Estoppel Certificate will contain an agreement by Lessee to contemporaneously send to the prospective purchaser a copy of any notice of default or election of any option of remedy by Lessee hereunder.  Lessor, Lessor's mortgage lenders, and/or any purchasers of any portion of the Complex shall be entitled to rely upon the Estoppel Certificate executed by Lessee.  Lessee's failure to deliver such Estoppel Certificate within such time shall be conclusive upon Lessee that this Lease is in full force and effect without any modification and that there are no defaults, but without waiver of Lessor’s other remedies for such failure.  Lessee agrees that the failure to deliver such statement shall be an Event of Default under this Lease after the expiration of applicable notice and cure periods.

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ARTICLE 38.

Memorandum of Lease

38.1No Filing Unless Requested by Lessor.  Lessee agrees, if so requested by Lessor, at any time to execute a Memorandum of Lease in recordable form setting forth the names of the parties, the term of the Lease (stating declaration of commencement of the Lease term provided for in Section 2.1), and the description of the Premises, which Lessor may record in order to give record notice to third parties of this Lease.  Except at Lessor's request pursuant hereto, Lessee shall never file in the Real Property Records or other public records of the Relevant County described in item 3 of the Basic Lease Provisions any memorandum, affidavit, notation or evidence of this Lease, and violation of this covenant by Lessee shall be an Event of Default which is not subject to any requirement of notice from Lessor or opportunity of Lessee to cure the same before Lessor pursues its remedies.

ARTICLE 39.

MISCELLANEOUS

39.1Intentionally Deleted.

39.2Intentionally Deleted.

39.3No Warranties.  LESSEE HEREBY WAIVES ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PREMISES WHICH MAY EXIST BY OPERATION OF LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

39.4Remedies Cumulative.  All rights and remedies of Lessor under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

39.5Intentionally Deleted.

39.6Successors.  This Lease shall be binding upon and inure to the benefit of Lessor, its successors and assigns, and shall be binding upon and inure to the benefit of Lessee, its successors and, to the extent assignment may be approved by Lessor hereunder, its assigns.

39.7Severability.  If any term or provision of this Lease, or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.  Each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

39.8Intentionally Deleted.

39.9DTPA Inapplicable (Waiver).  It is the intent of Lessor and Lessee that the provisions of the Texas Deceptive Trade Practices-Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the "DTPA") be inapplicable to this Lease and the transaction evidenced hereby.  Accordingly, Lessee hereby represents and warrants to Lessor as follows:

The total consideration paid or to be paid by Lessee over the term of this Lease exceeds [$100,000.00/$500,000.00].  Lessee is represented by legal counsel of its own choice and designation in connection with the transaction contemplated by this Lease;

Lessee's counsel was not directly or indirectly identified, suggested or selected by Lessor or an agent of Lessor; and Lessee is leasing the Leased Premises for business or commercial purposes, not for use as Lessee's residence.

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[DTPA WAIVER.  PURSUANT TO SECTION 17.42 OF THE TEXAS BUSINESS AND COMMERCE CODE, LESSEE WAIVES ALL RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE (OTHER THAN SECTION 17.555) (THE "DTPA"), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, WITH RESPECT TO THIS LEASE.  TO INDUCE LESSOR TO ENTER INTO THIS LEASE, LESSEE REPRESENTS AND WARRANTS:  (A) LESSEE IS REPRESENTED BY LEGAL COUNSEL OF ITS OWN CHOICE AND DESIGNATION IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS LEASE; (B) LESSEE'S COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED OR SELECTED BY LESSOR OR AN AGENT OF LESSOR; (C) LESSEE IS LEASING THE LEASED PREMISES FOR BUSINESS OR COMMERCIAL PURPOSES, NOT FOR USE AS LESSEE'S RESIDENCE; (D) LESSEE HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT IT CAN EVALUATE THE MERITS AND RISKS OF THIS LEASE; (E) LESSEE IS NOT A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LESSOR WITH RESPECT TO THIS LEASE; (F) LESSEE HAS A CHOICE OTHER THAN TO ENTER INTO THIS LEASE WITH THIS DTPA WAIVER PROVISION, IN THAT IT CAN ENTER INTO A LEASE AGREEMENT WITH ANOTHER LESSOR OR PAY MORE CONSIDERATION TO ENTER INTO THIS LEASE WITHOUT THIS DTPA WAIVER PROVISION; (G) LESSEE IS KNOWINGLY AND VOLUNTARILY AGREEING TO THIS DTPA WAIVER PROVISION AND CONSIDERS IT BINDING AND ENFORCEABLE; AND (G) LESSEE ACKNOWLEDGES THAT LESSOR WOULD NOT ENTER INTO THIS LEASE FOR THE SAME CONSIDERATION OR UPON THE SAME TERMS BUT FOR THE INCLUSION OF THIS DTPA WAIVER PROVISION IN THIS LEASE.]

39.10Counterparts.  This Lease may be executed and delivered in any number of counterparts (including faxed or emailed electronic counterparts), each of which so executed and delivered shall be deemed an original, and all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Lease by fax or email shall be effective as delivery of a manually executed counterpart of this Lease.

39.11Right of First refusal.  See Exhibit "G" attached hereto and made a part hereof for all purposes.

39.12Termination Option. See Exhibit "H" attached hereto and made a part hereof for all purposes.

ARTICLE 40.

Tender and Delivery of Lease Instrument

40.1Lease Not Offer By Lessor.  Submission of this instrument for examination does not constitute an offer, reservation of or option for the Premises.  This instrument becomes effective as a lease only upon execution and delivery by both Lessor and Lessee.

ARTICLE 41.

Time Is of the Essence

41.1Time of Essence.  In all instances where Lessee is required under the terms of this Lease to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

ARTICLE 42.

Independent Obligations; Waiver of Implied Warranties

42.1Independent Obligations; Waiver.  LESSEE HEREBY AGREES, AS A MATERIAL PART OF THE CONSIDERATION FOR LESSOR'S ENTERING INTO THIS LEASE, THAT LESSOR HAS MADE NO WARRANTIES TO LESSEE (OR ANY OF LESSEE'S EMPLOYEES OR AGENTS) REGARDING THE CONDITION OF THE PREMISES, EITHER EXPRESS OR IMPLIED, AND LESSOR HEREBY EXPRESSLY DISCLAIMS ANY WARRANTY (INCLUDING ANY IMPLIED WARRANTY) THAT THE PREMISES ARE SUITABLE FOR LESSEE'S INTENDED USE THEREOF.  LESSEE AGREES THAT LESSEE'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LESSOR OF ITS

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OBLIGATIONS HEREUNDER, BUT THAT LESSEE WILL CONTINUE TO PAY RENT WHEN DUE HEREUNDER, WITHOUT ABATEMENT, SET‑OFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH OR ALLEGED BREACH BY LESSOR OF ANY OF ITS EXPRESS OBLIGATIONS UNDERTAKEN IN THIS LEASE.

ARTICLE 43.

Notice

43.1Notices.  Any notice which may or shall be given under the terms of this Lease (except for notice of nonpayment of rent under Section 31.1(a) which may be sent by regular mail) shall be in writing and shall be either delivered by hand or sent by United States registered or certified mail, postage prepaid, return receipt requested, or delivered by nationally recognized overnight delivery service for Lessor and Lessee, to the address for notices set forth in Item 2 of the Basic Lease Provisions.  Such addresses may be changed from time to time by either party by giving notice as provided above in this Section 43.1.  Notice shall be deemed given and received when delivered to the Premises of the herein stipulated address of the party (if delivered by hand), or (if sent by mail) on the earlier of (i) actual receipt, or (ii) the third (3rd) business day after deposit with the United States Postal Service, or (iii) one (1) business day after deposit with an overnight delivery service.  Any notice required of Lessor herein may be given, at Lessor's option, by an attorney engaged by Lessor.

ARTICLE 44.

Brokers

44.1Lessee's Representations and Indemnities.  Lessee hereby warrants and represents that Lessee has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that Lessee knows of no other real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Lease.  Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any and all claims and liabilities (including attorney's fees) of any agent, broker, finder or other similar party claiming through Lessee other than the broker(s) named in Item 9 of the Basic Lease Provisions, if any, to the extent of the commissions agreed to be paid by Lessor.

ARTICLE 45.

Entire Agreement and Binding Effect

45.1No Other Agreements.  This Lease and any addenda or exhibits signed or initialed by the parties constitute the entire agreement between Lessor and Lessee and no prior written or prior or contemporaneous oral promises or representations shall be binding.  Except as relates to changes in the Rules and Regulations provided for in Section 24.1, this Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto.  The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties, but this provision shall in no way alter the restrictions set forth in Section 22.1, in connection with assignment and subletting by Lessee.

ARTICLE 46.

Authority

46.1Mutual Representations and Warranties.  The parties to this Lease warrant and represent to one another that each has the power and authority to enter into this Lease in the name, title and capacity herein stated and on behalf of any entity, person, or firm represented or purported to be represented by such person, and that all formal requirements necessary or required by any state and/or federal law in order for each to enter into this Lease have been fully complied with.  If Lessee is a corporation, Lessee shall be required to deliver to Lessor contemporaneously with the execution of this Lease a certified Board of Directors' resolution evidencing the authority of Lessee and the individual executing this Lease on behalf of Lessee to enter into this Lease and perform Lessee's obligations hereunder

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ARTICLE 47.

Law Governing

47.1Texas Law Applies.  This Lease shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of Texas.  Venue shall be in Houston, Harris County, Texas.

ARTICLE 48.

Terminology

48.1Construction of Terms.  Whenever required by the context, as used in this Lease, the singular number shall include the plural, and the masculine gender shall include the feminine and the neuter.  Titles of Articles and Sections are for convenience only, and shall neither limit nor amplify the provisions of this Lease.  Any reference to an "Article" or "Section" in this Lease shall be to provisions of this Lease, unless expressly provided to the contrary.

ARTICLE 49.

Severability

49.1Invalidity of Certain Provisions Not Affect Others.  This Lease is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the State of Texas.  If any provision of this Lease (other than the provisions pertaining to payment of rent by Lessor), or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather the remaining provisions shall be enforced to the greatest extent permitted by applicable law.

ARTICLE 50.

Waiver of Jury Trial

50.1Waiver of Right to Trial by Jury.  LESSEE HEREBY IRREVOCABLY WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY IN CONNECTION WITH ANY ACTION, LEGAL PROCEEDING OR HEARING WITH RESPECT TO THIS LEASE, AND SUCH WAIVER SHALL BE EFFECTIVE WITH RESPECT TO LESSEE AND ANY PARTY THAT MAY CLAIM THROUGH LESSEE.  LESSEE HAS READ THIS PARAGRAPH, HAS BEEN REPRESENTED BY COMPETENT LEGAL COUNSEL OF ITS CHOICE, AND THE WAIVERS MADE IN THIS PARAGRAPH HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY AND AS PART OF THE CONSIDERATION FOR THIS LEASE.  LESSEE HAS NO KNOWLEDGE OF ANY DEFENSE THAT MAY BE MADE AGAINST ENFORCEMENT OF THIS WAIVER AND AGREEMENT.

ARTICLE 51.

No Lessor Obligation to Provide Security

51.1Release and Indemnity.  Neither Lessor nor its property management agent shall have any liability to Lessee or any third party whomsoever, including, without limitation, Lessee's employees, officers, agents, representatives, contractors, customers, invitees or licensees, for damage, injury or loss to persons or property resulting from criminal activity occurring upon the Premises, the Complex, or adjacent thereto, whether such criminal activity is by other lessees, their employees, agents, officers, representatives, customers, invitees, licensees, contractors or others, or is by any third parties whomsoever.  Lessee shall fully insure itself, as it may deem appropriate, to protect itself from claims for any such possible injury, loss or damage to persons or property resulting from criminal activity, including claims asserted by its employees, agents, officers, representatives, customers, invitees, licensees and contractors. .

51.2Lessee's Provision of Security.  Subject to Lessor's prior written approval, which shall not be unreasonably withheld, Lessee may at its cost take whatever precautions may be necessary in the Premises and in the common areas of the Complex to protect its employees, officers, agents, representatives, customers, visitors, contractors, suppliers, invitees and licensees from criminal activity when on the Premises or the Complex, or in the vicinity thereof, but nothing herein

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shall be deemed or construed as an undertaking or obligation enforceable against Lessee by any such third party.  Lessee shall be responsible for informing itself as to the risk of crime from time to time on and in the vicinity of the Complex and Lessee shall not rely on Lessor to obtain, monitor or disseminate such crime information.  Any dissemination of crime information by Lessor or its management agent shall be without obligation or liability on the part of Lessor or its management agent to do so in the future, and neither Lessor nor its management agent shall have liability or responsibility for the accuracy or completeness of any such information as the parties understand and acknowledge that such information shall be from sources the reliability of which Lessor does not undertake to verify or investigate.  Lessee is in an equal position to Lessor in terms of its ability to investigate or obtain further verification of the facts surrounding any particular crime reported by Lessor or otherwise coming to the attention of Lessee.

ARTICLE 52.

Hazardous Materials

52.1Definitions.   As used in this Section the term "Hazardous Materials" shall mean any substance, material, chemical, gas, waste or other matter, which has been or in the future is classified by any federal, state or local law, code, regulation, ruling, ordinance or order as being harmful to the environment, public health or safety or the source of liability based upon the contamination of property or the environment or for the cleanup of such contamination.  The term "Environmental Law" shall mean any law, code, regulation, ruling, ordinance or order of any federal, state or local governmental authority concerning the protection of the environment or regulating, prohibiting or imposing liability for the contamination of property, soil, water or air by Hazardous Materials, the release, movement, migration, use, handling, storage, treatment, transportation or disposal of Hazardous Materials, or the cleanup or removal thereof.

52.2Representation by Lessor. Lessor represents and warrants that to the best of its knowledge, there are no Hazardous Materials located in or upon the Premises or the complex in amounts or concentrations which are in violation of any Environmental Law.  If such representation and warranty is determined to be materially untrue during the term of this Lease or if any Hazardous Material which is brought onto the Premises or Complex in material amounts by Lessor, its agents, employees or contractors, or permitted to spill or leak, in violation of Environmental Law, notwithstanding anything to the contrary contained in this Lease, Lessor shall respond in such fashion in a commercially reasonable manner in compliance with applicable Environmental Law and then prevailing industry practices and standards, at Lessor’s expense.

52.3Lessee's Covenants.    Other than as permitted by the terms of Section 52.4, below, Lessee covenants and agrees not to store, dump, bury, or spill Hazardous Materials on, or otherwise contaminate with any Hazardous Materials, any part of the Premises or the Complex, or allow its employees, agents, representatives, contractors, invitees, sublessees or concessionaires, if any, to do so.  Lessee shall be responsible for all costs incurred in complying with all Environmental Laws relating to Hazardous Materials which Lessee or its agent, employees, contractors, invitees, sublessees, or concessionaires, store, use or handle in or upon the Premises or the Complex at any time during the Lease Term.  Lessee shall indemnify, defend and hold harmless Lessor from and against any and all claims, judgment, damages, penalties, fines, costs, liabilities and losses (including, without limitation, sums paid in settlement of claims, attorneys' fees and expert fees) which arise out of any contamination of the Complex or any part thereof by Lessee, its agents, employees, contractors, or invitees, or any sublessee or concessionaire put into possession of all or any part of the Premises by Lessee, whether or not such claim is based on the negligence or alleged negligence of Lessor or any other party.

52.4Limited Permitted Uses.  Provided that such Hazardous Materials are necessary for the usual operation of a business the type described in the Permitted Use provision hereof, and same are at all times stored, used and handled, and disposed of off the Premises of the Complex in compliance with all Environmental Laws, Lessee shall have the right to store, use and handle on the Premises minor quantities of generally available Hazardous Materials used for routine cleaning and maintenance of the Premises and other operational aspects of its business being conducted in compliance with the Permitted Use provisions hereof, and provided that same are at all times stored and kept leak-free in their original manufacturer's containers.  Should Lessee desire to conduct any operations upon the Premises that are not contemplated by the first sentence of this Section 52.4 and that involve a material or unusually high risk of contamination of the Complex, and should Lessor in its discretion determine to permit such use, Lessor reserves the right to require Lessee to provide such environmental protection insurance coverage naming Lessor as Lessor in its sole discretion determines to be appropriate.

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52.5This Section Supersedes any Conflicting Provision.  The provision in this Article 52 shall supersede any other provisions in this Lease regarding the use, maintenance, repair, construction, remodeling or reconstruction of the Premises or Common Areas of the Complex, or any part thereof, to the extent inconsistent with the provisions hereof.  The representations, warranties and agreements of the parties set forth herein shall survive the expiration of the Lease Term or the termination of this Lease for any other reason whatsoever.

ARTICLE 53.

Intentionally Deleted.

ARTICLE 54.

Mold

54.1Mold.  Upon Lessee’s discovery of mold or any conditions that reasonably can be expected to give rise to mold, such as by way of example but not limitation, water damage, mold growth, repeated complaints of respiratory ailments or eye irritation by persons occupying the Premises or any notice from a governmental authority of complaints regarding indoor air quality at the Premises, Lessee, at its sole cost and expense, will immediately notify Lessor and monitor the Premises as reasonably necessary for the presence of mold.  If Lessee discovers the existence of any mold referred to above, Lessee will immediately notify Lessor and, if requested by Lessor, retain an industrial hygienist or other professional mold consultant to conduct an inspection and prepare a report for Lessee and Lessor.  If the inspection report concludes that mold is present in the Premises due to Lessee’s negligence, willful misconduct or failure to perform its obligations pursuant to this Lease, Lessee, at its sole cost and expense, will hire a contractor that specializes in mold remediation to prepare and conduct a remediation plan for the Premises.  In such event, Lessee will be responsible for the cost of such inspection and the reasonable cost of remediation. If the presence of mold is not due to Lessee’s negligence, willful misconduct or failure to perform its obligations pursuant to this Lease, Lessor will be responsible for the cost of such inspection and the reasonable cost of remediation and will reimburse Lessee for all costs previously incurred by Lessee for the same. In the event Lessee is responsible for such remediation, any remediation plan and the contractor to prepare and conduct the remediation plan will be subject to the approval of Lessor, which approval will not be unreasonably withheld or delayed.  Subject to compliance with other applicable provisions of this Lease, upon Lessor’s approval of the plan, the contractor will promptly carry out the work contemplated in the plan in accordance with applicable laws, ordinances and regulations.  To the extent required by applicable state or local health or safety requirements, occupants and visitors to the Premises will be notified of the conditions and the schedule for the remediation. Lessor will have a reasonable opportunity to inspect the remediated portion of the Premises after completion of the remediation. The contractor performing the remediation will provide a written certification to Lessor and Lessee that the remediation has been completed in accordance with applicable laws. To the fullest extent allowable under Law, Lessee releases and will indemnify, protect, defend (with counsel reasonably acceptable to Lessor) and hold harmless LESSOR, ALL Lessor Related Parties, LESSOR’S MANAGING AGENT, ANY MORTGAGEE AND GROUND LESSOR OF THE BUILDING OR THE LESSOR’S PREMISES, AND any officer, director, stockholder, partner, member, trustee, beneficiary, employee, agent or contractor of LESSOR’S MANAGING AGENT AND ANY MORTGAGEE AND GROUND LESSOR OF THE BUILDING OR THE LESSOR’S PREMISES, from and against any Claims in any manner relating to or arising out of any mold IN OR on the Premises OR IN OR ON THE LESSOR’S PREMISES to the extent resulting from the negligence, acts of failure to perform any obligations of Lessee pursuant to this Lease or any work performed, materials furnished or obligations incurred by or for Lessee or any person or entity claiming by, through or under Lessee in connection with the remediation of any mold on the Premises.

54.2 This Section Supersedes any Conflicting Provision.  The provision in this Article 54 shall supersede any other provisions in this Lease with regard to mold, to the extent inconsistent with the provisions hereof.  The representations, warranties and agreements of the parties set forth herein shall survive the expiration of the Lease Term or the termination of this Lease for any other reason whatsoever for a period of six (6) months following said expiration of the Lease Term or the termination of this Lease.

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ARTICLE 55.

Intentionally Deleted

NOTICE:  NO PERSON OTHER THAN THE INDIVIDUAL SIGNING BELOW AS THE AUTHORIZED REPRESENTATIVE OF LESSOR MAY BIND THE LESSOR TO ANY AGREEMENT WHATSOEVER, ANDANY ORAL OR VERBAL REPRESENTATIONS, STATEMENTS, PROMISES OR AGREEMENTS OF ANY OTHER PERSON (REGARDLESS OF WHETHER PURPORTING TO REPRESENT OR APPARENTLY REPRESENTING THE LESSOR) SHALL NOT BE BINDING ON LESSOR UNLESS EXPRESSLY CONTAINED IN THIS LEASE.

EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, as of the date and year first set forth above.

LESSOR:

RADLER LIMITED PARTNERSHIP,

a Texas limited partnership

By:Radler Enterprises, Inc.,

       a Texas corporation,

its managing general partner

         By:  ________________________________

               Mishael H. Radom, President

Date:  ________________________, 2017

LESSEE:

IRHYTHM TECHNOLOGIES, INC.,

a Delaware corporation

By:____________________________________________

Printed Name:  ______________________________________

Title: ______________________________________________

Date:  ____________________________, 2017

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EXHIBIT "A"

DESCRIPTION OF THE LAND

Tract 1

All that certain 9.298 acres of land, in the W.C.R.R. Company Survey, A-1265, Harris County, Texas, being a portion of BELTWAY LAKES OFFICE PARK SEC 1, according to the plat thereof recorded under Film Code Number 641021 of the Harris County Map Records, the 8.8438 acre tract described as Tract 1 and the 25.0042 acre tract described as Tract 3 both described in the deed from SHT/Northwestgreen, Ltd. to Radler Limited Partnership, recorded under File No. 20060108690, in the Official Public Records of Real Property of Harris County, Texas, and the 1.4804 acre tract (Hiltonview Road) abandoned by the Commissioners Court of Harris County, Texas, recorded under File No. 20070112835, in the Official Public Records of Real Property of Harris County, Texas, and more particularly described by metes and bounds as follows: (All bearings based on the Texas Coordinate System of 1983, South Central Zone)

COMMENCING at a 5/8 inch iron rod found for the northwest corner of said BELTWAY LAKES OFFICE PARK SEC 1, common to the northeast corner of the 60,000 square foot tract described in the deed from Motiva Enterprises, LLC. to Aspri Investments, LLC., recorded under File No. Y161740, in the Official Public Records of Real Property of Harris County, Texas, in the south right-of-way line of Beltway 8 (R.O.W. Varies);

THENCE North 84° 36' 02" East – 42.86 feet, along said south right-of-way line, to a found Texas Department of Transportation (TXDOT) monument;

THENCE North 88° 19' 33" East – 578.21 feet, continuing along said south right-of-way line, to the northwest corner and POINT OF BEGINNING of the herein described tract;

THENCE North 88° 19' 33" East – 619.58 feet, continuing along said south right-of-way line, to the northeast corner of the herein described tract;

THENCE South 01° 59' 29" East – 664.08 feet to the southeast corner of the herein described tract;

THENCE South 88° 00' 31" West – 609.91 feet to the southwest corner of the herein described tract;

THENCE North 02° 01' 37" West – 335.53 feet to an angle corner of the herein described tract;

THENCE North 87° 59' 26" East – 36.91 feet to an angle corner of the herein described tract;

THENCE North 02° 00' 34" West – 61.99 feet to an angle corner of the herein described tract;

THENCE South 87° 59' 26" West – 31.21 feet to the Point of Curvature of a curve to the right;

THENCE along said curve to the right, in an northwesterly direction, having a central angle of 87° 49' 46", a chord bearing and distance of North 48° 05' 40" West – 6.94 feet, a radius of 5.00 feet, and an arc distance of 7.66 feet, to the end of curve;

THENCE North 04° 10' 47" West – 265.38 feet to the POINT OF BEGINNING of the herein described tract and containing 9.298 acres of land.

Tract 2

Those certain non-exclusive and perpetual easements on, over and across the Access Parcel, on, over, and across the Parking Garage Parcel, and over and across the Recycling Center Parcel, all as set forth and defined in the Declaration of Covenants, Easements and Restrictions recorded under Harris County Clerk's File No. 20120306032.

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EXHIBIT "B"

DESCRIPTION OF THE PREMISES

•	Building: Beltway Lakes III, 5775 North Sam Houston Parkway West, Houston, Harris County, Texas 77086

•	Floor and Suite: Floor 2; further described as Suite 200

•	Premises Size: Approximately ~~20,000~~ 20,276 rentable square feet

•	Floor Plan:

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EXHIBIT "C"

CONSTRUCTION WORK LETTER RIDER

This Construction Work Letter Rider (this “Rider”) is attached to and forms a part of that certain Lease Agreement (the "Lease") dated _____________, 2017, between Radler Limited Partnership, as "Lessor" (herein so called) and iRhythm Technologies, Inc., as "Lessee" (herein so called), relating to the lease of space known as Suite 200 in Beltway Lakes III, an office building project located at 5775 North Sam Houston Parkway West, Houston, Harris County, Texas 77086.

This Rider is incorporated into the Lease as if set forth therein verbatim, and all capitalized terms not otherwise set forth herein shall have the same meaning when used herein as given in the Lease.

I.Lessor's Own Work

For purposes of this Rider, Lessor remains responsible only for those improvements described in approved turn-key plans. II.Lessor's Construction of Improvements for Lessee; Construction Allowance

All improvements relating to Lessee’s occupancy of the Premises that are not Lessor’s responsibility under Paragraph I, above, are herein called the “Lessee Finish Improvements” and shall be constructed and paid for as follows:

Lessor agrees to provide the following Lessee Finish Improvements per the Approved General Plans (i.e., the preapproved Space and Improvements Plan attached hereto as Exhibit “C-1 (which the parties agree shall reflect Lessor’s sole obligation).  This is called the “Turn-Key Option.”

All finishes and materials provided above shall be the building standard quantity, grade, type, and quality specified by Lessor as building standard for the Building, and Lessee shall pay any net increased cost for design or completion of changes, upgrades or substitutes as a result of Change Requests, in the amount set forth in approved Change Impact Notices (collectively, the “Excess Costs”), and any delay in Substantial Completion resulting from ordering of such changes, upgrades or substitutes in the amount set forth in the approved Change Impact Notices will be added to the Construction Completion Date but shall not delay the Commencement Date.  Lessor is responsible as part of the turn-key costs for construction and materials that are specifically identified on the Approved General Plans even if such specifically shown items are non-Building standard materials or construction.  Any Excess Costs shall be paid by Lessee to Lessor in cash prior to commencement of construction or implementation of the change in the case of an approved Change Request resulting in Excess Costs.  Also under the Turn-Key Option, in each provision hereof referencing the Construction Cost Estimate, the estimate shall instead refer to the Excess Costs, in their entirety (after deducting any savings from any change), all of which are to be paid for by Lessee hereunder.  Under no circumstances shall Lessor have any obligation under the Turn-Key Option to pay for the design or construction of any improvements not specifically set forth in the Approved General Plans (as qualified above by Building standard limitations where no specific quality or type is specified or in excess of applicable allowances stated therein for items identified in the Approved General Plans as an item for which Lessor is providing a stipulated aggregate or per unit dollar allowance).

III.Lessor's Lessee Finish Work

A.Approval of Plans and Specifications; Estimated Construction Cost.  Lessor has already paid for the cost of up to two (2) test fit revisions to be prepared by Lessor’s architect. If Lessor and Lessee have already prepared and agreed on construction drawings and specifications for the Lessee Finish Improvements, an Exhibit "C-1" is attached hereto and incorporated herein by this reference which identifies such approved final plans and specifications, and which has been initialed by Lessor and Lessee, which shall be the “Final Plans and Specifications” for all purposes hereof, and the plans and specifications so initialed shall be the Final Plans and Specifications for all purposes hereof.  If a listing of plans and specifications is attached hereto as Exhibit “C-1”, then such plans shall also constitute the “Approved General Plans” notwithstanding that they may be final and complete construction plans.

B.Completion of Construction by Lessor.  Lessor will use good faith efforts to prosecute the construction

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of the Lessee Finish Improvements to "Substantial Completion" as herein defined on or before July 15, 2017 (if and as extended as provided elsewhere herein, the “Construction Completion Date”).  For purposes hereof, "Substantial Completion" of the Lessee Finish Improvements shall mean that the Lessee Finish Improvements have been completed to the extent that (i) substantial completion has been achieved, and (ii) the only remaining incomplete items or items requiring correction, adjustment or repair are of a punch-list nature and will not materially interfere with Lessee's use and occupancy of the Premises for their intended purposes, as conclusively certified in good faith in writing by Lessor's project architect.  The date on which Substantial Completion is achieved shall be the “Date of Substantial Completion” for all purposes hereof; provided, however, that should Lessee Delay occur, then the Date of Substantial Completion shall be the date on which Lessor in good faith projects that Substantial Completion of the Lessee Finish Improvements would have occurred but for the existence of the Lessee Delay.

C.Change Orders.  After the Final Plans and Specifications are prepared and approved or deemed approved by Lessee, any changes requested thereto by Lessee shall be submitted to Lessor in writing in the form of sufficient detail to allow Lessor's architect and engineer to prepare revised construction drawings and specifications thereof (a "Change Request").  Thereupon, Lessor may stop or delay any work that would be affected by the change and the Construction Completion Date will be extended by the time delay resulting therefrom.  Lessor shall promptly price the costs effect of Lessee's requested changes, and the estimated dollar impact on the Construction Cost Estimate (including collateral cost impact on soft-cost items), and shall submit the added cost estimate to Lessee together with the amount of delay in Substantial Completion that will be caused thereby with respect to the Construction Completion Date (a "Change Impact Notice"), but it is agreed that the time delay in Substantial Completion resulting from such change shall be Lessee Delay for purposes hereof to the extent set forth in the approved Change Impact Notice.  Lessee shall notify Lessor in writing of its election to proceed with the change within five (5) days after receipt of Lessor's Change Impact Notice, or Lessor may presume Lessee is withdrawing the Change Request.  If Lessee timely notifies Lessor that it desires to proceed with the Change Request, Lessor shall make the appropriate changes to the Final Plans and Specifications, and the Construction Cost Estimate will be deemed revised in accordance with Lessor's Change Impact Notice, and Lessee will, within three (3) business days thereafter, either (i) fund the cost of the change in advance out of its own funds, or Lessor may thereafter refuse to make the requested change, or (ii) waive the requirement for the changes called for in the Change Request.  Lessee shall be deemed to have elected option (ii) if it fails to timely give notice of election.

D.Tendering Upon Substantial Completion.  Unless otherwise specified to the contrary in the Lease, the Lessee Finish Improvement and the Premises will be deemed “substantially complete and ready for occupancy” by Lessee for purposes of Section 2.2 of the Lease on the Date of Substantial Completion as defined herein.  Lessor will notify Lessee in writing of Substantial Completion of the Lessee Finish Improvements and Lessor's tendering of possession of the Premises to Lessee, accompanied by Lessor’s project architect’s certification of the items described in clauses (i)-(ii) in Paragraph III.B. hereof (the "Completion Notice"); provided, however, that if Lessee Delay has occurred Lessor may give Lessee notice of a deemed Date of Substantial Completion based on the provisions of Paragraph III.B. hereof for purposes of establishing the Commencement Date of the Lease without any requirement for such certificate of Lessor’s architect, and the architect’s certificate shall accompany the Completion Notice that is given to notify Lessee of its right to occupy the Premises.

E.Lessor Completion of Punch List.  Lessee shall have ten (10) business days after receipt of a Completion Notice within which to inspect the Lessee Finish Improvements and notify Lessor in writing of any punch list items apparent on visual inspection or testing of the operation of mechanical, electrical and plumbing systems and equipment that require completion, adjustment or correction (the "Punch List").  Lessee must notify Lessor at least three (3) business days before Lessee’s inspection for Punch List of the time for such inspection so that Lessor may have a representative present during such inspection.  The time granted for Lessee’s inspection of the Premises for Punch List items or for Lessor’s completion of Punch List items shall not extend the commencement date of the Lease.  After Lessor’s receipt of the Punch List, Lessor shall proceed with reasonable diligence to complete the Punch List repairs.  All items not identified on such Punch List and that are reasonably observable by Lessee shall be conclusively deemed complete and satisfactory for purposes of Lessor’s obligations hereunder.  Lessee shall be entitled to surrender the Lessee Finish Improvements upon the termination of the Lease.

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F.No Lessee Delay; Obligations During Construction.  During Lessor's construction of the Lessee Finish Improvements, Lessee shall not be entitled to occupy or enter the improvements, except for entries made for inspection purposes under safety conditions reasonably established by Lessor or its contractor(s) and not interfering with the prosecution of Lessor's work on the Lessee Finish Improvements.  Any delay in completing the Lessee Finish Improvements caused by interference by Lessee or its employees, agents, contractors or consultants entering onto the Land during Lessor's construction (to the extent such interference persists for one (1) day following written notice from Lessor to Lessee of such interference), as well as any delay caused by Lessee failing to timely deliver information or make elections required of it under this Exhibit, and any delays resulting from Lessee Change Requests (to the extent set forth in an approved Change Impact Notice), shall be deemed "Lessee Delay" for all purpose of this Lease.  Lessee Delay shall operate to extend the Construction Completion Date day for day for each day of Lessee Delay.

G.Final Adjustment.  Upon final completion of the Lessee Finish Improvements, Lessor will deliver to Lessee a final Construction Cost statement showing the actual Construction Cost for the Lessee Finish Improvements.  So long as the final Construction Cost does not exceed the Construction Cost Estimate as last approved or deemed approved by Lessee (including as modified by approved Change Requests) by more than ten percent (10%), excluding any increased caused by Lessee interference, the final adjustment shall be made between Lessor and Lessee based on the final Construction Cost statement.  If the final Construction Cost exceeded the final Construction Cost Estimate by more than ten percent (10%) (excluding any add-on cost caused by Lessee interference), then the final adjustments shall be made between Lessor and Lessee based on 110% of the final Construction Cost Estimate (plus add-on costs caused by Lessee interference).  Whichever of the foregoing is the appropriate maximum allowed Construction Cost is herein called the "Allowed Construction Cost."  If Lessee over-deposited Construction Costs with Lessor, Lessor shall refund the overage to Lessee within thirty (30) days of the final completion of the Lessee Finish Improvements, and if Lessee under-deposited funds with Lessor for the Lessee Finish Improvements so that the amount deposited by Lessee did not cover the amount by which the allowed Construction Cost exceeded the Construction Allowance, Lessee shall pay the shortfall to Lessor hereunder, as additional rent, within thirty (30) days after receipt of Lessor's final Construction Cost statement.  If the Turn-Key Option has been selected under Paragraph II hereof, then the above analysis and payment adjustment shall be made in relation to the Excess Costs, and the final approved estimates of Excess Costs, and Lessee’s overpayment or underpayment toward such Excess Costs.

H.Lessee’s Work.  Any consent by Lessor to Lessee’s performance of additional work through its own contractors is conditioned upon Lessee and Lessee’s contractors and their subcontractors complying with the provisions of the Lease and with the Contractor and Subcontractor Rules and Regulations set forth in Attachment C-2 hereto. Notwithstanding the foregoing to the contrary, Lessee must use the Lessor's building mechanical, electrical, plumbing, fire suppression and fire alarm subcontractors, but Lessor does not represent or warrant their respective workmanship and shall not be liable for any acts or omissions by such subcontractors. In the event of noncompliance with the Lease, this consent may be withdrawn by Lessor upon twenty-four (24) hours written notice to Lessee.  Lessor shall not be liable in any way for any injury, loss, or damage which may occur on account of or as a result of any such work being performed by Lessee or Lessee’s contractors, their subcontractors and employees, the same being solely at Lessee’s risk.

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The parties have executed this Construction Work Letter Rider on the date and year of the attached and foregoing Lease.

LESSOR:

RADLER LIMITED PARTNERSHIP,

a Texas limited partnership

By:Radler Enterprises, Inc.,

       a Texas corporation,

its managing general partner

         By: ____________________________________

             Mishael H. Radom, President

Date:   ______________________________, 2017

LESSEE:

IRHYTHM TECHNOLOGIES, INC.,

a Delaware corporation

By:   _____________________________________________

Printed Name:  ____________________________________

Title: ___________________________________________

Date:  _________________________________, 2017

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ATTACHMENT C-1

SPACE AND IMPROVEMENTS PLAN

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ATTACHMENT C-2

CONTRACTOR AND SUBCONTRACTOR RULES AND REGULATIONS

CONTRACTOR RULES AND REGULATIONS

The following standards shall be observed by contractors for the mutual safety, cleanliness and convenience of the lessees of the Property.  These rules are subject to change from time to time.

•	ANY CONTRACTORS OR EMPLOYEES OF COMPANIES NOT ADHERING TO THESE RULES AND REGULATIONS MAY NOT BE ALLOWED TO ENTER THE PREMISES OR MAY BE REQUIRED TO DISCONTINUE WORK AND LEAVE THE PROPERTY.

•

Prior to commencement of the Work, the Property Manager and Owner is to be provided with names of supervisors and (24) hour contact numbers for the Contractor and all subcontractors. All Contractors and their employees shall sign in with the Property Manager and identify their company name and scope before beginning work.

•	The use of illegal substances, consumption of alcoholic beverages, possession of firearms/weapons and the use of profane language on the work site are strictly prohibited.

•

Smoking is prohibited inside the building, connector walkway and parking garage. Contractors that wish to smoke must use only the designated smoking area shown on the attached Delivery/Parking diagram.

•	Any alteration or work performed relating to the systems below shall be approved and coordinated in advance with the Owner and/or Property Manager:
•	Life Safety Systems
•	Electrical Systems
•	HVAC Systems
•	Plumbing Systems
•	Irrigation Systems
•	Elevators

•	Workers:
•	Will adhere to strictly professional behavior when in contact with Property lessees and staff and may not use any abusive or offensive language.
•	Maintain a clean and orderly work area at all times, including elevators, walkways, corridors and restrooms. Always dispose of trash and food.
•	Must coordinate the flushing/washing of paints, adhesives and other toxic chemicals through the Property Manager.
•

Are allowed only on the floors they are contracted to work on.  Contractors and their employees are not allowed to loiter in the lobby areas including sitting in occupied lobbies or using furniture designed for lessee and their visitors’ use.  In addition, all contractors and their employees must have valid identification.

•	Deliveries and Parking:
•	ALL deliveries must be authorized by and arranged in advance through the Property Manager. Deliveries are to be through the designated delivery entrance only.
•	The delivery drive aisle and loading ramp must be kept clear at all times.
•	All delivery equipment must be equipped with rubber wheels or tires to prevent damage to flooring. Wheels should be clean to prevent soiling.

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•

All delivery vehicles have a 30 minute parking limit.  Those who abuse the privilege are subject to being towed at their expense. Delivery of large quantities of material shall be scheduled after normal building hours as required by Lessor.

•	Floor and wall protection consisting of plastic sheeting covered with masonite board or equivalent must be used for all deliveries.
•	Use of any stairwell or elevator for deliveries must be authorized and coordinated in advance with the Property Manager.

•	Use of Designated Freight Elevator:
•	Property Manager will designate one (1) protected elevator cab as the Freight Elevator.
•

When the freight elevator is in operation, no construction personnel or materials will be allowed on any passenger car for any reason.  Violators’ companies will be assessed One Hundred and No/100 Dollars ($100.00) per occurrence by Property Manager to be used for cleaning the elevators.

•	Any individuals caught on the passenger car will be asked to leave the project, If the freight elevator is out of service, please contact Property Manager.

•	Protection of the “delivery path” shall include wall and floors and ceilings for large materials.

•	Any on-site storage arrangements for Contractor’s material must be made in advance and authorized by the Property Manager.

•	The Contractor is responsible for the adherence of the policies by its employees and subcontractors and will be held financially responsible for damage caused by its employees and its subcontractors.

•

The use of any common area restrooms or facilities by Contractors is strictly prohibited. Contractors are not allowed to enter or use any restroom in the building. It shall be the Contractor’s responsibility to furnish, maintain and remove temporary restroom facilities for use during construction. Delivery, servicing and removal of temporary restroom facilities must be coordinated through and authorized by the Property Manager.

•

Contractors are responsible at all times for keeping the premises and adjacent areas including hallways and elevator lobbies free from accumulations of waste material or rubbish caused by their sub-contractors, workmen, or suppliers.  Contractors are also responsible for the final clean-up which shall include, but is not limited to, light fixtures, interior windows and sill, entries and public space affected by the work.

•

Any and all work creating noise that could cause a nuisance to others must be done before 7:00 a.m. or after 6:00 p.m. Monday through Friday and after 12:00 p.m. on Saturday.  All such work is subject to being postponed to after 6:00 p.m. if lessee complaints are received. All demolition must be done after-hours subject to approval.

•

All concrete anchors protruding from the floor slab must be removed by cutting at the finished floor and leveled with a grinder.  Anchors shall not be struck to force down into floor.  Striking objects on topside of concrete slabs can cause damage to underside and create potentially dangerous conditions to personnel on the floor below.

•

All construction must conform to all governmental regulations including the then current building and life safety codes, expressly including, without limitation, the Harris County Fire Code adopted by the Harris County Commissioners Court, the International Fire Code 2006, with amendments, as well as chapters 2 through 10 of the International Building Code 2006, and must be properly permitted. General Contractor shall be responsible for sealing all penetrations with an approved fire rated material.

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•

Contractor is responsible for covering smoke detectors and removing covers from smoke detectors each day before leaving job site.  If contractor fails to remove covers, he will be required to send someone to remove covers immediately upon notification or be assessed a $250 per occurrence for removal.

•

Contractors are responsible to supply their own bin and ensure the regular removal of all garbage from their worksite. All dumpster deliveries for removal of debris must be approved by Property Management and removed from the premises before 6:00 a.m. Monday through Friday.

•

Contractor will be responsible, at its sole cost, for any and all central heating and air conditioning service required by Contractor during the construction of the Lessee Improvements.  Any HVAC service provided to Contractor shall be at Lessor’s then prevailing rate.

•

During construction the Contractors working on HVAC-related items are responsible for providing and installing temporary filter media equal to or better than MERV-8 on the SWP Units.  Mechanical contractor must have air balance or comfort balance checked by Beltway Lakes building engineer.  A sign off by the building engineer is required.

•	No sign(s), or advertisement for Contractor shall be displayed, in or on any part of the outside or inside of the Property without prior written consent of Owner or Property Manager.

•

Owner/Property Manager will not be responsible for any lost or stolen personal property or equipment of Contractor from the premises or public areas, regardless of whether such loss occurs when the area is locked against entry or not.

•	The following dates shall constitute “holidays”: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

•	Contractor shall give immediate notice to the Property Manager in case of accidents on the Property or of defects therein or in any fixtures or equipment, or of any known emergency on the Property.

•

Owner and Manager reserve the right to rescind any of these Rules and Regulations of the Property, and to make such other and further rules and regulations as in its judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Property, the garage, the operation thereof, the preservation of good order therein and the protection and comfort of the other lessees in the Property.

•

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EXHIBIT "D"

Rules and Regulations

The following Rules and Regulations are hereby made by LESSOR and accepted by LESSEE:

1.LESSEE, its agents, representatives and employees shall not block or obstruct any of the entries, passages, doors, elevators, elevator doors, hallways or stairways of the Building, amenity center, or garage, or place, empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of LESSEE, its agents, representatives, employees, visitors or invitees.

2.The movement of furniture, equipment, merchandise or materials within, into or out of the Building or garage facilities shall be restricted to time, method and routing of movement as determined by LESSOR upon request from LESSEE and LESSEE shall assume all liability and risk to property, the Premises and the Building in such movement.  Safes and other heavy equipment shall be moved into the Building and the Premises only with LESSOR's written consent and placed where directed by LESSOR.

3.No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by LESSEE, its agents, representatives or employees in or on any part of the outside or inside of the Building, garage facilities or the Premises without the prior written consent of LESSOR and then only such color, size, character, style and material and in such places as shall be approved and designated in writing by LESSOR.  Signs on doors and entrances to the Premises shall be placed thereon by a contractor designated by LESSOR.

4.LESSEE shall not tamper with or attempt to replace or modify its listing on the Building directory.

5.LESSOR shall not be responsible for lost or stolen personal property, equipment, money or any article taken from the Premises, the Building, amenity center, or garage facilities regardless of how or when any such loss occurs.

6.LESSEE, its agents, representatives and employees shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical operation or bring into the Premises, the Building or the garage facilities any flammable fluids or explosives without the prior written consent of LESSOR.

7.LESSEE, its agents, representatives or employees shall not use the Building, the Premises or the garage facilities for housing, lodging or sleeping purposes, or for the cooking or preparation of food without the prior written consent of LESSOR.

8.LESSEE, its agents, representatives or employees shall not bring into the Complex, garage facilities, the Building or the Premises or keep on the Premises any dog, bird or animal.  LESSEE, its agents, representatives or employees shall not bring into the garage facilities or the Building or keep on the Premises any bicycle or other vehicle without the prior written consent of LESSOR.

9.No additional locks or security devices shall be placed on any door in the Building without the prior written consent of LESSOR.  LESSOR shall furnish the Allotted Number of keys specified in item 13 of the Basic Lease Provisions and LESSOR, upon request of LESSEE, shall provide replacement keys and activation at LESSEE's expense.  LESSOR may at all times keep a passkey to the Premises.  All keys shall be returned to LESSOR promptly upon termination of this Lease.

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10.LESSEE, its agents, representatives or employees shall do no painting or decorating in the Premises; or mark, paint or cut into, drive nails or screw into or any way deface any part of the Premises or the Building without the prior written consent of LESSOR.  If LESSEE desires signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of LESSEE, with the approval and under the direction of LESSOR.

11.LESSOR reserves the right to close the Building at 6:00 p.m.; subject, however, to LESSEE's right to admittance under regulations prescribed by LESSOR, to require all persons entering the Building after 6:00 p.m. to identify themselves to a watchman and establish their right to enter or leave the Building; and to have access to all mail chutes according to rules of the United States Postal Service.

12.LESSEE, its agents, representatives and employees shall not permit the operation of any musical or sound producing instrument or any type of instrument or device which may be heard outside the Premises, exercise center or conference room center, the Building or the garage facilities, or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in the Building.

13.LESSEE, its agents, representatives and employees shall, before leaving the Premises, exercise center or conference room center unattended, close and lock all doors and shut off all utilities; damage resulting from failure to do so shall be paid by LESSEE.

14.All plate and other glass now in the Premises which is broken through cause attributable to LESSEE, its agents, representatives or employees, shall be replaced by LESSOR at the expense of LESSEE.

15.LESSEE shall give LESSOR prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of the Premises.

16.In the event LESSEE is expressly granted rights and/or privileges in and to parking areas or facilities under this Lease, the following shall apply:  LESSEE and LESSEE's employees shall park their cars only in those portions of the parking garage and areas that are from time to time designated for that purpose by LESSOR.  LESSOR shall have the right from time to time to relocate parking areas for use by LESSEE, its officers, agents, employees, invitees, licensees and customers.  LESSEE shall furnish LESSOR in writing, the make, model, color and state automobile license number (automobile license numbers to be submitted on a yearly basis) assigned to LESSEE's car or cars and cars of LESSEE's employees, agents and licensees within ten (10) days after taking possession of the Premises and shall thereafter notify LESSOR in writing of any changes thereof, including, but not limited to, the dismissal and/or addition of employees, agents and/or licensees within five(5) days after such changes occur.  In the event LESSEE, its employees, agents and/or licensees fail to park their cars in the parking areas so designated from time to time by LESSOR, then LESSOR at its option shall have the right to charge LESSEE Ten and No/100 Dollars ($10.00) per car per day parked in any area other than that so designated and/or tow such vehicle away at LESSEE's cost and expense.  In the event LESSOR should exercise such option, the money due LESSOR under the provisions of this Paragraph 16 shall be deemed additional rental due under the Lease and such amount shall be subject to all of those provisions in this Lease pertaining to the payment of rental.

17.The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision by LESSEE or its employees, agents or invitees shall be borne by LESSEE.

18.All contractors and/or technicians performing work for LESSEE within the Building or garage facilities shall be referred to LESSOR for approval before performing such work.  This provision shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building.  None of such work shall be done by LESSEE without LESSOR's prior written approval.

19.Should LESSEE desire to place in the Building or garage facilities any unusually heavy equipment, including, but not limited to, large files, safes and electronic data processing equipment, LESSEE shall first obtain written

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approval of LESSOR for the use of the Building elevators and of the proposed location in which such equipment is to be installed.  Maximum live floor loads (excluding partitioning only) shall not exceed fifty(50) pounds per square foot.

20.No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of LESSOR.

21.No space in the Building or garage facilities shall be used for manufacturing, public sales, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind or auction.

22.Canvassing, soliciting and peddling in the Building or garage facilities is prohibited and each LESSEE shall cooperate to prevent the same.

23.There shall not be used in any space, or in the public halls of any Building, either by any LESSEE or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

24.LESSEE shall not permit any portion of the Premises to be used as an office for a public stenographer or typewriter, for the sale of food, drink, liquor or tobacco, for a barber or manicure shop, for retail sales to the general public, for an employment bureau, or for auctions or sales of personal property and chattels.

25.No person or contractor not employed by LESSOR shall be used to perform janitor work, window washing, cleaning, decorating, repair or other work in the Premises.  LESSOR's janitors shall not be hindered by LESSEE after 5:30 p.m.

26.In the event LESSEE must dispose of crates, boxes or other articles which will not fit into office wastepaper baskets, it shall be the responsibility of LESSEE to dispose of such articles.  In no event shall LESSEE set such items in the public hallways or other areas of the Building or garage, excepting LESSEE's own Premises for disposal.

27.LESSEE is cautioned in purchasing furniture that the size is limited to such as can be placed on the elevator and will pass through the doors of the offices.  Large pieces should be made in parts and set up in the offices.  LESSOR reserves the right to refuse to allow to be placed in the Building any furniture or fittings of any description which do not comply with the above conditions.

28.LESSEE shall be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, pot holders, roller chairs and metal objects.

29.Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstructed by LESSEE.

30.If LESSEE employs laborers or others outside of the Building, LESSEE shall not have such employees paid in the Building, but shall arrange to pay their payrolls elsewhere.

31.No firearms are permitted in the Complex and Premises.

32.The conference room center, which is part of the amenity center in the Building, may be used by Lessee on a non-exclusive basis during Normal Building Operating Hours. The conference room center must be reserved in advance through the property management office and the property management office shall reasonably determine the amount of time, the days, and the number of rooms that Lessee may reserve in the conference room center. Reservations for the conference room center shall be made through the property management office on a “first come, first served basis”. Lessee shall not exceed the stated capacity of the conference room center or rooms therein.  The fee for the conference room center shall be Fifty and No/100 Dollars ($50.00) per day or partial day, per room, or at Lessor’s then prevailing rate during the term of the Lease. Lessee shall be billed the fee for the use of the conference room center (even if the conference room

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center is not used) with the next Base Rent installment due under the Lease and Lessee shall pay such fee with the next payment of Base Rent due under this Lease. The conference room center may only be used by Lessee Related Parties for Lessee purposes. Lessee shall return the conference room center to Lessor in the same condition it was originally delivered to Lessee.  Lessee shall use the conference room center in such a manner as to not disturb any other parties using other portions of the conference room center.  Lessor shall not be liable for any items left in the conference room center, and such items may be discarded by Lessor after the conference room center is no longer being used by Lessee. No tacks or nails shall be used in the walls of the conference room center. Violation of any of the above rules in this paragraph shall entitle Lessor to withhold access to the conference room center by Lessee.

33.Lessee, at no additional cost, may use the exercise center which is part of the amenity center in the Building on a non-exclusive basis during Normal Building Operating Hours. Lessee agrees to use the exercise center at its sole risk and Lessee herein acknowledges that it shall specifically inform each of its employees before using the exercise center that their use of the exercise center is at their sole risk. Only Lessee’s employees are permitted to use the exercise center. The bathroom and locker room for the exercise center shall only be used by persons using the exercise equipment. The lockers may only be used when a person is using the exercise center. Lessor shall not be liable for any items left in the exercise center, and such items may be discarded by Lessor after the exercise center is no longer being used by any party. Conduct in and use of the exercise center must be respectful, civil, and courteous at all times. Workout attire and footwear must be appropriate for an exercise center in a Class A office building. A cloth towel or gym wipes must be used to wipe down all machines after use. There will be a thirty (30) minute limit on use of the cardio equipment during peak hours.  Violation of any of the above rules in this paragraph shall entitle Lessor to withhold access to the exercise center by Lessee.

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EXHIBIT "E"

FORM OF ACKNOWLEDGMENT OF COMMENCEMENT DATE

Radler Limited Partnership, a Texas limited partnership, as Lessor, and iRhythm Technologies, Inc., as Lessee, executed that certain Lease Agreement dated as of _______________________, 201__ (the "Lease"), relating to the lease of space known as Suite 200 in Beltway Lakes III, an office building project located at 5775 North Sam Houston Parkway West, Houston, Harris County, Texas 77086.

The Lease contemplates that upon satisfaction of certain conditions Lessor and Lessee would agree and stipulate as to certain provisions of the Lease.  All such conditions precedent to those stipulations have been satisfied.

Therefore, Lessor and Lessee mutually acknowledge the following:

1.The Commencement Date of the Lease is                        .  All rent commences as of the Commencement Date.

2.The Termination Date of the Lease is                      .

3.The Premises consist of          square feet of Net Rentable Area.

4.Base Monthly Rental for the Premises is as follows:

______________ through _______________; $____________ per month;
______________ through _______________; $____________ per month;
______________ through _______________; $____________ per month;
______________ through _______________; $____________ per month; and
______________ through _______________; $____________ per month.

5.The Initial Monthly Estimated Additional Rent Payment for Building Operating Expenses is $______________.

6.“Lessee’s Building Expense Percentage” is______________ Percent (_______%) for all purposes of the Lease.

7.Substantial Completion of all construction to be performed by Lessor under the Lease has occurred.

IN WITNESS WHEREOF, the parties have caused this Acknowledgment to be duly executed as of ______________________, 20____.

LESSOR:

RADLER LIMITED PARTNERSHIP,

a Texas limited partnership

By:Radler Enterprises, Inc.,

       a Texas corporation,

its managing general partner

        By: ________________________________

             Mishael H. Radom, President

Date:  _________________________, 2017

LESSEE:

IRYTHM TECHNOLOGIES INC.,

a Delaware corporation

By:____________________________________________

Printed Name:  ______________________________________

Title: _____________________________________________

Date: _____________________, 2017

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EXHIBIT “F”

Renewal Option

(a)Lessee shall have the option (the "Renewal Option") to renew and extend the term of this Lease for two (2) additional periods of five (5) years (the "Renewal Term").  The Renewal Option may only be exercised by Lessee giving written notice (“Renewal Notice”) thereof no more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Term of this Lease or first (1st) Renewal Term, as applicable.  If Lessee fails to give the Renewal Notice within such specified time period, the Renewal Option shall be deemed waived and of no further force and effect, and this Lease shall terminate upon the expiration of the initial Lease Term or first (1st) Renewal Term, as applicable.  Notwithstanding anything contained to the contrary, the Renewal Option for the second (2nd) Renewal Term may only be exercised if the first (1st) Renewal Term occurred.

(b)Lessee's right to renew this Lease as provided for herein can be exercised only if, at the time of Lessee's exercise of the Renewal Option and upon the commencement of the respective Renewal Term, (i) no Event of Default then exists under this Lease, and (ii) Lessee or Lessee’s Affiliate or Successor is in possession of at least the original Premises (unless Lessor, in its sole discretion, elects to waive such condition(s)).  If either of such conditions are not satisfied or waived by Lessor, the Renewal Option shall be terminated and of no further force and effect, any purported exercise thereof shall be null and void, and this Lease shall terminate upon the expiration of the initial Lease Term or first (1st) Renewal Term, as applicable.

(c)If Lessee exercises the Renewal Option (in accordance with and subject to the provisions of this Exhibit “F”), all of the terms, covenants and conditions provided in this Lease shall continue to apply during the respective Renewal Term, except that (i) the Base Rental during the  respective Renewal Term shall be the then Market Base Rental Rate (as defined below) for the Premises and (ii) any terms, covenants and conditions that are expressly or by their nature inapplicable to the respective Renewal Term (including, without limitation, this Exhibit) shall be deemed void and of no further force and effect.

(d)As used herein, the term "Market Base Rental Rate" means the annual amount per square foot of Net Rentable Area that a willing Lessee would pay and a willing Lessor would accept in arm's length, bona fide negotiations for a renewal of the Premises to be executed at the time of determination and to commence at the beginning of the respective Renewal Term, as reasonably determined by Lessor in good faith based upon comparable lease transactions made in the Building and in other comparable Class A high-rise buildings within the Complex and in the West Belt/Northwest office lease submarket to Houston, Texas within the previous one (1)-year period, taking into consideration the location, quality and age of the building, floor level, use and size of the Premises, parking ratio and parking charges, extent of leasehold improvements to be provided, rental abatements, lease takeovers or assumptions, relocation allowances, moving expenses and other concessions, level of LEED certification, length of term, extent of services to be provided, distinction between "gross" and "net" lease, base year or amount allowed by Lessor for payment of building operating expenses (expense stop) for the applicable Renewal Term, the time the particular rental rate under consideration became or is to become effective, credit standing and financial stature of the Lessee or sublessee, any other adjustments (including by way of indexes) to base rental, or any other relevant term or condition.  Notwithstanding the foregoing, in no event shall the Market Base Rental Rate be less than the average effective rate accepted by Lessor for comparable space elsewhere in the Building, Lessor and Lessee hereby agreeing that the best comparable for determining the Market Base Rental Rate shall be similar leases that Lessor has executed or will be executing in the Building. Within thirty (30) days after receipt of Lessee's notice of exercise of the Renewal Option, Lessor will notify Lessee in writing of its determination of the Market Base Rental Rate for the Premises for the respective Renewal Term.  If Lessee does not approve of Lessor’s determination of Market Base Rental Rate, Lessee may withdraw its exercise of the Renewal Option by delivering Lessor written notice thereof within ten (10) business days after receipt of Lessor’s determination.

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EXHIBIT "G"

Right of First Refusal

(a)Subject to and upon the terms, provisions and conditions set forth in this Lease and subject to the existing rights of other tenants already in possession, Lessee shall have, and is hereby granted, an ongoing right of first refusal (the "Right of First Refusal") during the Term of this Lease to lease any adjoining rentable square feet to the Premises located on the second (2nd) floor in the Building (the "ROFR Premises").

(b)Lessee may exercise a Right of First Refusal only if, at the time of such exercise and at the time of Lessor's delivery of the ROFR Premises to Lessee, (i) no Event of Default exists, and (ii) Lessee or Lessee’s Affiliate or Successor is in possession the entire original Premises (unless Lessor, in its sole discretion, elects to waive such condition(s)).  If such condition(s) are not satisfied or waived by Lessor, any purported exercise of the Right of First Refusal shall be null and void.  Other than Lessee’s Affiliates or Successors, no assignee of Lessee or sublessee of the Premises may exercise a Right of First Refusal.

(c)If Lessor receives a third-party proposal (“Third Party Proposal”) to lease any of the ROFR Premises that Lessor desires to accept (including a proposal from the existing lessee that currently occupies the ROFR Premises), Lessor will promptly notify (“Notice”) Lessee to determine if Lessee desires to lease the applicable ROFR Premises upon the terms contained in the Notice and otherwise on the terms of this Exhibit “G”.  Lessee shall have a period of five (5) business days after receipt of the Notice to irrevocably and unconditionally exercise its Right of First Refusal to lease the applicable ROFR Premises upon the terms in this Exhibit “G” by providing written notice to Lessor.  If Lessee does not exercise a Right of First Refusal within such five (5) business day period, the Right of First Refusal shall be waived with respect to such space as to such Notice.  Any purported conditional or qualified exercise of a Right of First Refusal shall be null and void.

(d)If Lessee does not exercise the Right of First Refusal or Lessor does not receive written notice from Lessee of its exercise of the Right of First Refusal within said five (5) business day period, Lessor shall have a period of one hundred twenty (120) days thereafter to lease the applicable ROFR Premises for an effective rental rate not less than ninety-five percent (95%) of the effective rental rate reflected by the Third Party Proposal, and without material change to the other terms and conditions set forth therein.  If Lessor does not lease such ROFR Premises within said one hundred twenty (120) day period, Lessee shall have a Right of First Refusal on any subsequent leasing thereof on the terms set forth above (including a proposal from the existing lessee that currently occupies the ROFR Premises), however, if the applicable ROFR Premises is timely leased within such one hundred twenty (120) day period on the terms and conditions set forth above, then this Right of First Refusal shall apply to the ROFR Premises on any subsequent leasing thereof.

(e)Upon Lessee's exercise of the Right of First Refusal, Lessor and Lessee shall negotiate an amendment to the Lease evidencing same, but an otherwise valid exercise of a Right of First Refusal shall be fully effective, whether or not such amendment is executed. The amendment shall provide the provisions that may be applicable as a result of Lessee exercising its Right of First Refusal as modified to take into account the remaining unexpired Term of the Lease.

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EXHIBIT "H"

Lessee Termination Option

Provided no Event of Default has occurred hereunder and is continuing, Lessee shall have a one (1) time right to terminate the Lease (“Termination Option”) as to the entirety of the Premises at the end of the eighty-seventh (87th) month after the Commencement Date (“Early Termination Date”), upon advance written notice delivered to Lessor no later than the end of the seventy-fifth (75th) month after the Commencement Date (“Termination Notice”) accompanied with Lessee’s payment to Lessor of $______, which is an amount equal to the sum of the unamortized transaction costs calculated using a return on capital factor of 6% per annum, including all lessee leasehold improvement allowances, rent and parking abatement, if any, and brokerage commissions funded by Lessor, plus three (3) months of the Base Rental otherwise to be in effect in the applicable months following the Early Termination Date.  Lessee’s right to exercise the Termination Option shall be conditioned upon Lessee’s timely and proper exercise of the Termination Option and payment of the amounts described above to Lessor.

Until the Early Termination Date, Lessee shall continue to perform all of its obligations and liabilities under this Lease including, but not limited to, the payment of all monetary obligations thereunder, and all such unsatisfied Lessee obligations existing on the Early Termination Date shall survive such termination until fully satisfied.  The Termination Option is personal to Lessee and Lessee’s Affiliates and Successors and shall terminate upon assignment of the Lease subletting of all or any part of the Premises, other than an assignment as to which no consent of Lessor is required pursuant to the Lease

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EXHIBIT “I”

Intentionally Omitted.

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EXHIBIT “J”

Intentionally Omitted.

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EXHIBIT "K"

Intentionally Omitted.

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EXHIBIT "L"

GREEN HOUSEKEEPING PROGRAM

GREEN HOUSEKEEPING PROGRAM

PHASE II

Nightly Cleaning Scope

•	Vacuum all carpeted areas
•	Dust all desktops / counters / cabinets / blinds
•	Dust and vacuum all offices
•	Clean and sanitize common area restrooms
•	Clean all mirrors, fixtures and fountains
•	Clean elevator landing and common corridor
•	Check and re-supply paper products and soap in restrooms
•	Wet mop and sanitize all stone / tile / linoleum floors
•	Dispose of all trash

Non-standard Cleaning Scope

•	Cleaning of glass partitions / sidelights
•	Polishing of specialty metal finishes
•	Use of specialty solvents and removers
•	Stripping / re-finishing of specialty flooring
•	Stain removal / re-sealing on specialty flooring
•	Cleaning services requested during business hours

1.

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EXHIBIT “M”

GUARANTY OF LEASE AGREEMENT

FOR VALUE RECEIVED, and in consideration for, and as an inducement to RADLER LIMITED PARTNERSHIP ("LESSOR") to enter into the foregoing lease dated January ________, 2017 (the "Lease"), relating to LESSOR’s lease of Suite ____ on the ____ floor of the Building known as Beltway Lakes III located at 5775 North Sam Houston Parkway West, Houston, Texas 77086, to ____________________________, a ___________ corporation (“LESSEE”), the undersigned hereby [jointly, severally] and unconditionally guarantees to Lessor (and Lessor's successors or assigns) the full, prompt and faithful performance of each and every obligation of Lessee under the Lease, including, without limitation, the full and punctual payment (in the manner and at the times prescribed in the Lease) of all sums due and owing or to become due and owing by Lessee under the Lease (whether as Base Rental, Additional Rent, court costs, attorneys' fees and any and all such other sums as may be payable by Lessee to Lessor under the Lease) (the "Guaranteed Obligations").  A true and correct copy of the Lease is attached hereto as EXHIBIT A.  All capitalized terms used in this Guaranty and not defined in this Guaranty shall have the meaning given to such terms in the Lease.

1.Term.  The obligations of Guarantor as to the Guaranteed Obligations shall continue in full force and effect against Guarantor until all Guaranteed Obligations are unconditionally and irrevocably paid in full.  This Guaranty covers any and all of the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof.  This Guaranty is binding upon and enforceable against Guarantor and its successors and assigns.

2.Benefit to Guarantor.  Guarantor hereby represents and warrants to Lessor that it [is a principal of] [the sole shareholder of] Lessee, and accordingly will receive direct benefit from the making of this Guaranty.

3.Waiver of Rights.  Guarantor hereby waives (a) notice of acceptance hereof (which acceptance is conclusively presumed by delivery to Lessor); (b) grace, demand, presentment and protest with respect to the Guaranteed Obligations or to any instrument, agreement or document evidencing or creating same; (c) notice of grace, demand, presentment  protest, non-payment or other defaults; (d) notice of and/or any right to consent or object to the assignment of any interest in the Lease or the Guaranteed Obligations; (e) the renewal, extension, amendment and/or modification of any of the terms and provisions of the Lease; (f) filing of suit and diligence by Lessor in collection or enforcement of the Guaranteed Obligations; and (g) any other notice regarding the Guaranteed Obligations.  Guarantor specifically waives any requirements imposed by Chapter 34 of the Texas Business and Commerce Code.

4.Primary Liability of Guarantor.  This is an absolute, unconditional, irrevocable, absolute and continuing guaranty of payment, and constitutes a primary obligation of Guarantor.  If for any reason Lessee defaults in the payment of any rents or fails to continuing pay any other amounts (including damages) payable pursuant to the Lease, Guarantor will immediately pay such sums at the place and to the person entitled thereto pursuant to the Lease.  Guarantor agrees that Lessor is not required, as a condition to establishing Guarantor's liability hereunder, to proceed against any person (including, without limitation, Lessee or any other guarantor).  Guarantor hereby expressly waives any right or claim to force Lessor to proceed first against Lessee or any other guarantor as to any of the Guaranteed Obligations or other obligations of Lessee, and agrees that no delay or refusal of Lessor to exercise any right or privilege which Lessor has or may have against Lessee, whether arising from any documents executed by Lessee, any common law, applicable statute or otherwise, shall operate to impair the liability of Guarantor hereunder.  The obligations of the Guarantor hereunder shall not be reduced, impaired or in any way affected by: (a) receivership, insolvency, bankruptcy or other proceedings affecting the Lessee or any of the Lessee's assets; (b) receivership, insolvency, bankruptcy or other proceedings affecting Guarantor or any of Guarantor's assets; (c) any allegation of fraud, usury, failure of consideration, forgery or other defense, whether or not known to Lessor (even though rendering all or any part of the Guaranteed Obligations void or unenforceable or uncollectible as against Lessee or any other guarantor); or (d) the release or discharge of Lessee from the Lease or any of the Guaranteed Obligations or any other indebtedness of the Lessee to Lessor or from the performance of any obligation contained in the Lease or other instrument issued in connection with, evidencing or securing any indebtedness guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the

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Guaranteed Obligations is rescinded or must otherwise be returned by Lessor upon the insolvency, bankruptcy or reorganization of Lessee or otherwise.  The obligations and undertakings of the Guarantor under this Guaranty shall not be affected or impaired by reason of the happening from time to time of any of the following with respect to the Lease or this Guaranty or any assignment of the rights of Lessor hereunder (even if without notice to or the further consent of the Guarantor): (a) any assignment, subletting or mortgaging or the purported assignment, subletting or mortgaging of all or any part of the interest of Lessee in the Lease or in the Leased Premises (as defined in the Lease); (b) unless binding on Lessor as a waiver enforceable by Lessee, the waiver by Lessor of the observance or performance by Lessee or by the Guarantor of any of the obligations or undertakings contained in any of such instruments; (c) the extension of the time for payment by Lessee or the Guarantor of any rents or other payments, tenders or securities or any other sums or any part thereof owing or payable under any of such instruments, or the extension or the renewal of any thereof; (d) the modification or amendment (whether material or otherwise) of any obligation or undertaking of Lessee set forth in any of such instruments, including the Lease (provided the Guarantor's guaranty shall thereafter guarantee Lessee's obligations as so modified and amended); (e) the taking or the omission of any of the actions referred to in any of such instruments; (f) any failure, omission, delay or lack on the part of Lessor to enforce, assert or exercise any right, power or remedy conferred on Lessor in any such instruments or any action on the part of Lessor granting indulgency or extension in any form; (g) the release, substitution or replacement (whether or not in accordance with the terms of the Lease) of the Leased Premises or any portion thereof; or (h) the receipt and acceptance by Lessor of notes, checks or other instruments for the payment of money made by Lessee and extensions and renewals thereof.  In the event that any Guaranteed Obligation is paid by Lessee, and thereafter all or part of such payment is recovered from the party to whom it is paid as a preferential or fraudulent transfer under the Federal Bankruptcy Code, and/or applicable State insolvency laws, or any other similar federal or state law now or hereinafter in effect, Guarantor agrees that the liability of Guarantor under this Guaranty in respect to such Guaranteed Obligations so paid and recovered shall continue and remain in full force and effect as if and to the extent such payment had not been made.  The Guarantor's obligations under this Guaranty are independent of any obligation of Lessee, and will not be released or affected in any way because of the invalidity, ineffectiveness or unenforceability of any of the Guaranteed Obligations or the Lease.

5.Subordination and Waiver of Subrogation.  Guarantor hereby fully subordinates the payment of all indebtedness owing to such Guarantor by Lessee (including principal and interest) to the prior payment of all indebtedness of Lessee to Lessor (including, without limitation, interest accruing on any such indebtedness after any insolvency or reorganization proceeding as to Lessee) and agrees not to accept any payment on the same until payment in full of the Guaranteed Obligations, and not to attempt to set off or reduce any obligations hereunder because of such indebtedness.  Until all of the Guaranteed Obligations shall have been paid or performed in full, Guarantor shall have no right of subrogation or any other right to enforce any remedy which Lessor now has or may hereafter have against Lessee.

6.Attorneys' Fees.  If it becomes necessary for Lessor to enforce this Guaranty by legal action, Guarantor hereby waives the right to be sued in the county or state of such Guarantor's residence and agrees to submit to the jurisdiction and venue of the appropriate federal, state or other governmental court in such county and state of Lessor's office or principal place of business.  The Guarantor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.  Guarantor unconditionally agrees to pay Lessor collection expenses (including court costs and reasonable attorneys' fees) if enforcement hereof is placed in the hands of an attorney, including, but expressly not limited to, enforcement by suit or through probate, bankruptcy or any judicial proceedings.

7.Cumulative Rights.  All rights of Lessor hereunder or otherwise arising under any documents executed in connection with the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively, cumulatively or concurrently, or not pursued, without affecting or limiting any other right of Lessor and without affecting or impairing the liability of Guarantor.  Guarantor agrees that repeated and successive demands may be made, and recovers may be had, hereunder as and when, from time to time, Lessee shall fail to pay or perform a Guaranteed Obligation when due and that notwithstanding the recovery hereunder for or in respect of any given failure by Lessee under the Lease, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent such failure.

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8.Applicable Law.  This Guaranty shall be governed by and construed in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.  This Guaranty cannot be changed or terminated orally.

9.Lessor's Assigns.  This Guaranty is intended for and shall inure to the benefit of Lessor and each and every person who shall from time to time be or become the owner or holder of all or any part of the Lease and/or the Guaranteed Obligations, and each and every reference herein to "Lessor" shall include and refer to each and every successor or assignee of Lessor at any time holding or owning any part of or interest in any part of the Lease and/or the Guaranteed Obligations.

10.Representations and Warranties.  The Guarantor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, represents and warrants to the Lessor, on and as of the date hereof:

(a)The Guarantor has all requisite power and authority to enter into and perform its obligation under this Guaranty;

(b)No governmental action is required to be taken, given or obtained, as the case may be, by or from any governmental authority and no filing, recording, publication or registration in any public office or any other place, is necessary to authorize the execution, delivery and performance by the Guarantor of this Guaranty or for the legality, validity, binding effect or enforceability hereof;

(c)The execution and delivery of this Guaranty by the Guarantor and the performance of its obligation hereunder will not contravene any applicable law, or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its articles of incorporation or any indenture, mortgage, contract, agreement or instrument to which the Guarantor is a party or by which any of its properties may be bound;

(d)The execution, delivery and performance of this Guaranty by the Guarantor has been duly authorized by all necessary corporate action; this Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, liquidation or similar laws affecting creditors' rights generally and by general principles of equity;

(e)   submits to personal jurisdiction in the United States of America and the state of Texas over any suit, action or proceeding by any person arising from or relating to the Lease or this Guaranty;

(f) agrees that any such action, suit or proceeding may be brought in any state or federal court of competent jurisdiction presiding over Harris County, Texas;

(g)submits to the jurisdiction of such courts in Harris County, Texas;

(h) to the fullest extent permitted by law, agrees that it will not bring any action, suit or proceeding arising out of the Lease or this Guaranty in any other forum;

(i)agrees that all payments owed under the Lease or this Guaranty shall be dominated  in the lawful currency of the United States of America and payable in Harris County, Texas;

(j) consents and agrees to service of any summons, citation, complaint or other legal process in any such suit, action or proceeding by notice to Guarantor at the address for notices described in Item 2 of the Basic Lease Provisions hereof or to _____________________ (together with any successor process agents, the "Process Agent");

(k)hereby irrevocably appoints the Process Agent as its true and lawful agent and attorney in fact in its name, place and stead to accept such service of any and all writs, process and summonses;

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(h)agrees to maintain at all times agents in Harris county, Texas, for the purpose of acting as such an agent and attorney in fact;

(j)agrees that the failure of the Process Agent to give any notice of any such service of process to Guarantor shall not impair or affect the validity of such service or of any judgment based thereon; and

(k)consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

11.[Joint and Several Liability.  The obligations of each individual comprising Guarantor hereunder shall be joint and several.]

12.Entire Agreement.  This Guaranty constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Guaranty.

13.Notices.  Notices required to be given to the Guarantor shall be in writing and shall be deemed given when placed in a depository of the United States Postal Service, postage prepaid, addressed to the Guarantor at the respective addresses shown below (or such other address as the Guarantor may designate in writing to Lessor).

_________________________________________

_________________________________________

_________________________________________

Attention: ________________________________

A copy of any notice also shall be mailed to the Guarantor at the address to which notices are then to be given to Lessee under the Lease.

14.Multiple Originals.  This Guaranty may be executed in multiple counterparts each of which shall constitute an original agreement as to the party signing same, but all of which shall constitute a single agreement.

Each signatory hereto shall be individually bound by the terms of this Guaranty whether or not any other party or person has executed the same.  If LESSOR at any time is compelled to take any action or proceeding in court or otherwise to enforce or compel compliance with the terms of this Guaranty, the undersigned shall, in addition to any other rights or remedies to which LESSOR may be entitled to under the Lease or as a matter of law or in equity, be obligated to pay all costs, including attorney's fees, incurred or expended by LESSOR in connection therewith.  Further, the undersigned hereby covenant(s) and agree(s) to assume the Lease and to perform all of the terms and conditions thereunder for the balance of the original term should the Lease be disaffirmed by the Trustee in bankruptcy for LESSEE.  All obligations and liabilities of the undersigned pursuant to this Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas.

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EXHIBIT “N”

FORM OF LETTER OF CREDIT

Radler Limited Partnership

5825 N. Sam Houston Parkway West, Suite 100

Houston, Texas 77086

Attention:  ______________

RE:  Irrevocable Letter of Credit No. ____________

Gentlemen:

We hereby open our unconditional irrevocable clean Letter of Credit No. _________ in your favor available by your draft(s) at sight for an amount not to exceed in the aggregate _________________________ and No/100 Dollars ($__________) effective immediately.

All drafts so drawn must be marked "Drawn Under Irrevocable Letter of Credit of [Issuing Bank], No. ___________, dated _________________, 200____."

This Letter of Credit is issued, presentable and payable at our office at ________________________, _____________ or such other office in ______________________, as we may designate by written notice to you, and expires with our close of business on __________________.  It is a condition of this Letter of Credit that it shall be automatically extended for additional twelve (12) month periods through _________________ [the expiration of fifth (5th) year of the Lease term], unless we inform you in writing by registered mail dispatched by us at least thirty (30) days prior to the then expiration date that this Letter of Credit shall not be extended.  In the event this Letter of Credit is not extended for an additional period as provided above, you may draw hereunder.  Such drawing is to be made by means of a draft on us at sight which must be presented to us before the then expiration date of this Letter of Credit.  This Letter of Credit cannot be modified or revoked without your consent.  This Letter of Credit is payable in multiple drafts and shall be transferable by you without additional charge to you.

[OPTIONAL:  After the first year of the term hereof, the amount of this Letter of Credit shall be reduced as follows:  (i) $__________ applicable during the second (2nd) year of the term; (ii) $_________ applicable during the third (3rd) year of the term; (iii) $___________ applicable during the fourth (4th) year of the term; and (iv) $___________ applicable during the fifth (5th) year of the term.]  We hereby do undertake to promptly honor your sight draft or drafts drawn on us, indicating our Letter of Credit No. ___________ for the amount available to be drawn on this Letter of Credit upon presentation of your sight draft in the form of Exhibit A attached hereto drawn on us at our offices specified above during our usual business hours on or before the expiration date hereof.

Except as expressly stated herein, this undertaking is not subject to any agreements, requirements or qualification.  Our obligation under this Letter of Credit is our individual obligation and is in no way contingent upon reimbursement with respect thereto or upon our ability to perfect any lien, security interest or any other reimbursement.

This Letter of Credit is subject to the International Standby Practices, ICC Publication No. 590 (the "ISP98"), and shall be deemed to be a contract made under, and as to matters not governed by the ISP98, shall be governed by and construed in accordance with the laws of the State of Texas and applicable U.S. law.

[ISSUER OF LETTER OF CREDIT]

_____________________________________

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EXHIBIT A

TO LETTER OF CREDIT

For Value Received

Pay at sight by wire transfer in immediately available funds to ____________________ the sum of. ____________________ and No/100 U.S. Dollars ($________) drawn under Irrevocable Letter of Credit No. ___________ dated __________________, 20___ issued by ________________.

To:Issuer of Letter of Credit

______________________ (Address)

_______________________

_______________________

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